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                                                                   EXHIBIT 10.18

                         AGREEMENT OF PURCHASE AND SALE

                                     between

                    ASHFORD HOSPITALITY LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                                  ("Purchaser")

                                       and

                              DUNN GROUP OF INDIANA
                           DUNN FAMILY ASSOCIATES, LLP
                              HOTEL INVESTMENT, LLC
                       ENCORE HOTELS OF BLOOMINGTON, INC.
                        ENCORE HOTELS OF TERRE HAUTE, LLC
                   ENCORE RESIDENTIAL HOTEL OF EVANSVILLE, LLC
                         ENCORE HOTELS OF COLUMBUS, LLC
                        ENCORE HOTELS OF HORSE CAVE, LLC
                       ENCORE HOTELS OF PRINCETON II, LLC
                           DUNN HOSPITALITY GROUP, LLC

                            (collectively, "Seller")

                        HAMPTON INN, EVANSVILLE, INDIANA
                        HAMPTON INN, TERRA HAUTE, INDIANA
                        HAMPTON INN, HORSE CAVE, KENTUCKY
                       FAIRFIELD INN, EVANSVILLE, INDIANA
                        FAIRFIELD INN, PRINCETON, INDIANA
                         COURTYARD, BLOOMINGTON, INDIANA
                          COURTYARD, COLUMBUS, INDIANA
                         COURTYARD, LOUISVILLE, KENTUCKY
                       RESIDENCE INN, EVANSVILLE, INDIANA

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS................................................................................................       1
    1.1         Definitions..........................................................................................       1

ARTICLE II PURCHASE AND SALE; DEPOSIT; PAYMENT OF PURCHASE PRICE; STUDY PERIOD.......................................       8
    2.1         Purchase and Sale....................................................................................       8
    2.2         Payment of Purchase Price............................................................................       9
    2.3         Deposit..............................................................................................       9
    2.4         Study Period.........................................................................................      10

ARTICLE III SELLER'S REPRESENTATIONS AND WARRANTIES..................................................................      15
    3.1         Organization and Power...............................................................................      15
    3.2         Authorization and Execution..........................................................................      16
    3.3         Non-contravention....................................................................................      16
    3.4         Title To Real Property...............................................................................      16
    3.5         No Special Taxes.....................................................................................      16
    3.6         Compliance with Existing Laws........................................................................      16
    3.7         Personal Property and Inventory......................................................................      17
    3.8         Franchise Agreements/Management Agreements/Operating Agreements/Off-Site Facility Agreements.........      17
    3.9         Insurance............................................................................................      17
    3.10        Condemnation Proceedings; Roadways...................................................................      17
    3.11        Actions or Proceedings...............................................................................      17
    3.12        Labor and Employment Matters.........................................................................      18
    3.13        Financial Information and Submission Matters.........................................................      18
    3.14        Bankruptcy...........................................................................................      18
    3.15        Historical Districts.................................................................................      18
    3.16        Hazardous Substances.................................................................................      18
    3.17        Sales, Use and Occupancy Taxes.......................................................................      19
    3.18        Personal Property Taxes..............................................................................      19
    3.19        Occupancy Agreements.................................................................................      19
    3.20        Utilities............................................................................................      19
    3.21        Curb Cuts............................................................................................      20
    3.22        Leased Property......................................................................................      20
    3.23        Advance Bookings.....................................................................................      20
    3.24        Americans With Disabilities Act......................................................................      20
    3.25        Structural Condition.................................................................................      20
    3.26        Zoning and Platting..................................................................................      20
    3.27        Access...............................................................................................      20
    3.28        No Commitments.......................................................................................      20
    3.29        Seller Is Not a "Foreign Person".....................................................................      20
    3.30        No Other Property Interests..........................................................................      20
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ARTICLE IV PURCHASER'S REPRESENTATIONS AND WARRANTIES................................................................    22
    4.1         Organization and Power...............................................................................    22
    4.2         Authorization and Execution..........................................................................    22
    4.3         Non-contravention....................................................................................    22
    4.4         Litigation...........................................................................................    22
    4.5         Bankruptcy...........................................................................................    22

ARTICLE V CONDITIONS PRECEDENT.......................................................................................    22
    5.1         As to Purchaser's Obligations........................................................................    22
    5.2         As to Seller's Obligations...........................................................................    25

ARTICLE VI COVENANTS OF SELLER.......................................................................................    26
    6.1         Operating Agreements/Off-Site Facility Agreements....................................................    26
    6.2         Warranties and Guaranties............................................................................    26
    6.3         Insurance............................................................................................    26
    6.4         Independent Audit....................................................................................    26
    6.5         Operation of Property Prior to Closing...............................................................    27
    6.6         No Marketing.........................................................................................    29
    6.7         Employees and Continuation of Seller's Group Health Plans............................................    29
    6.8         Rights of First Refusal and Options..................................................................    29
    6.9         Liquor License.......................................................................................    29

ARTICLE VII CLOSING..................................................................................................    30
    7.1         Closing..............................................................................................    30
    7.2         Seller's Deliveries..................................................................................    31
    7.3         Purchaser's Deliveries...............................................................................    34
    7.4         Mutual Deliveries....................................................................................    34
    7.5         Closing Costs........................................................................................    35
    7.6         Revenue and Expense Allocations......................................................................    35
    7.7         Acquisition and Transfer of Inventory and Personal Property..........................................    37
    7.8         Product Improvement Plan Requirements................................................................    37

ARTICLE VIII GENERAL PROVISIONS......................................................................................    38
    8.1         Condemnation.........................................................................................    38
    8.2         Risk of Loss.........................................................................................    38
    8.3         Broker...............................................................................................    39
    8.4         Bulk Sale............................................................................................    39
    8.5         Confidentiality......................................................................................    39
    8.6         Seller's Accounts Receivable.........................................................................    40

ARTICLE IX LIABILITY OF PURCHASER AND SELLER; INDEMNIFICATION BY SELLER; DEFAULT; TERMINATION RIGHTS.................    40
    9.1         Liability of Purchaser and Seller....................................................................    40
    9.2         Indemnification by Seller............................................................................    41
    9.3         Default by Seller/Failure of Conditions Precedent....................................................    41
    9.4         Default by Purchaser/Failure of Conditions Precedent.................................................    42
    9.5         Costs and Attorneys' Fees............................................................................    42
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
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    9.6         Limitation of Liability..............................................................................    42

ARTICLE X MISCELLANEOUS PROVISIONS...................................................................................    43
    10.1        Completeness; Modification...........................................................................    43
    10.2        Assignments..........................................................................................    43
    10.3        Successors and Assigns...............................................................................    43
    10.4        Days.................................................................................................    43
    10.5        Governing Law........................................................................................    43
    10.6        Counterparts.........................................................................................    43
    10.7        Severability.........................................................................................    43
    10.8        Costs................................................................................................    43
    10.9        Notices..............................................................................................    44
    10.10       Escrow Agent.........................................................................................    45
    10.11       Incorporation by Reference...........................................................................    45
    10.12       Survival.............................................................................................    45
    10.13       Further Assurances...................................................................................    45
    10.14       No Partnership.......................................................................................    46
    10.15       Time of Essence......................................................................................    46
    10.16       Signatory Exculpation................................................................................    46
    10.17       Rules of Construction................................................................................    46
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                                      iii

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EXHIBITS

Exhibit A   -- Land
Exhibit B   -- Surveyor's Certificate
Exhibit C   -- Submission Matters Certificate
Exhibit D   -- Assignment and Assumption Agreement
Exhibit E   -- Special Warranty Bill of Sale
Exhibit F   -- Special Warranty Deed
Exhibit G   -- Assignment of Occupancy Agreements
Exhibit H   -- Alcoholic Beverage Management Agreement

SCHEDULES

Schedule 1  -- Authorizations
Schedule 2  -- Operating Agreements
Schedule 3  -- Employment Agreements
Schedule 4  -- Occupancy Agreements
Schedule 5  -- Off-Site Facility Agreements
Schedule 6  -- Franchise Agreements
Schedule 7  -- Management Agreements
Schedule 8  -- Allocated Purchase Price for the Hotels
Schedule 9  -- Required Seller Consents
Schedule 10 -- Seller Disclosures and Exceptions

                                       iv


                         AGREEMENT OF PURCHASE AND SALE

      THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made as of this 19th day of May, 2004, between ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser"), and DUNN FAMILY ASSOCIATES, LLP, an Indiana limited liability partnership, HOTEL INVESTMENT, LLC, an Indiana limited liability company, ENCORE HOTELS OF BLOOMINGTON, INC., an Indiana corporation, ENCORE HOTELS OF TERRE HAUTE, LLC, an Indiana limited liability company, ENCORE RESIDENTIAL HOTEL OF EVANSVILLE, LLC, an Indiana limited liability company, ENCORE HOTELS OF COLUMBUS, LLC, an Indiana limited liability company, ENCORE HOTELS OF HORSE CAVE, LLC, a Kentucky limited liability company, ENCORE HOTELS OF PRINCETON II, LLC, an Indiana limited liability company, and ENCORE DUNN HOSPITALITY GROUP, LLC, an Indiana limited liability company (collectively, "Seller").

                             R E C I T A T I O N S:

      A. Seller is the owner of those certain real properties as more particularly described on Exhibits A-1 through A-9 attached hereto and made a part hereof, commonly known as "Hampton Inn - Evansville" located in Evansville, Indiana, "Hampton Inn - Terra Haute" located in Terra Haute, Indiana, "Hampton Inn - Horse Cave" located in Horse Cave, Kentucky, "Fairfield Inn - Evansville" located in Evansville, Indiana, "Fairfield Inn - Princeton" located in Princeton, Indiana, "Courtyard - Bloomington" located in Bloomington, Indiana, "Courtyard - Columbus" located in Columbus, Indiana, "Courtyard - Louisville" located in Louisville, Kentucky, and "Residence Inn - Evansville" located in Evansville, Indiana.

      B. Purchaser is desirous of purchasing such hotel properties from the applicable Seller entity and the applicable Seller entity is desirous of selling such hotel properties to Purchaser, for the purchase price and upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:

                                   ARTICLE I
                                  DEFINITIONS

      1.1 Definitions. The following terms shall have the indicated meanings:

            "Act of Bankruptcy" shall mean if a party hereto or any general partner or member thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO

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relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner or member thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner or member, (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or member or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

            "Advance Bookings" shall mean reservations made by Seller or its manager prior to Closing for Hotel rooms or meeting rooms to be utilized after Closing, or for catering services or other Hotel services to be provided after Closing, in the ordinary course of business as consistent with Seller's past practices.

            "Affiliate" of a Person shall mean (i) any other Person that is directly or indirectly (through one or more intermediaries) controlled by, under common control with, or controlling such Person, or (ii) any other Person in which such Person has a direct or indirect equity interest constituting at least a majority interest of the total equity of such other Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliated Company" means any other entity which is, along with Seller and/or Seller's management company, a member of a controlled group of corporations or a controlled group of trades or businesses (as defined in Section 414(b) or (c) of the Internal Revenue Code), any entity which along with Seller and/or Seller's management company is included in an affiliated service group as defined in Section 414(m) of the Internal Revenue Code, and any other entity which is required to be aggregated with Seller and/or Seller's management company pursuant to Treasury Regulations under Section 414(o) of the Internal Revenue Code.

            "Allocated Purchase Price" shall mean the Purchase Price as allocated among each Hotel as set forth on the Schedule 8 attached hereto.

            "Applicable Laws" shall mean any applicable building, zoning, subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority or of any insurance boards of underwriters (or other body exercising similar functions), or any restrictive covenants

AGREEMENT OF PURCHASE AND SALE
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                                       2

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or deed restrictions affecting the Property or the ownership, operation, use, maintenance or condition thereof.

            "Assignment and Assumption Agreement" shall mean one or more assignment and assumption agreements for each Hotel whereby (a) Seller (1) assigns and Purchaser and/or its lessee (as Purchaser shall specify) assumes the Operating Agreements and Off-Site Facility Agreements for the applicable Hotel that have not been terminated prior to Closing in accordance herewith, (2) assigns all of Seller's right, title and interest in and to the Intangible Personal Property for the applicable Hotel, to the extent assignable, and (3) indemnifies, defends and holds Purchaser and/or its lessee harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Operating Agreements and Off-Site Facility Agreements before the Closing Date; and (b) Purchaser and/or its lessee, as applicable, indemnifies, defends and holds Seller harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Operating Agreements and Off-Site Facility Agreements from and after the Closing Date.

            "Assignment of Occupancy Agreements" shall mean one or more assignment agreements for each Hotel, whereby (a) Seller (1) assigns and Purchaser and/or its lessee (as Purchaser shall specify) assumes all of Seller's right, title and interest in and to the Occupancy Agreements for the applicable Hotel, and (2) indemnifies, defends and holds Purchaser and/or its lessee harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Occupancy Agreements before the Closing Date; and
(b) Purchaser and/or its lessee, as applicable, indemnifies, defends and holds Seller harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Occupancy Agreements from and after the Closing Date.

            "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or officer, or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of a Property or any part thereof.

            "Bill of Sale" shall mean one or more bills of sale for each Hotel conveying title to the Inventory, Tangible Personal Property and the Intangible Personal Property for the applicable Hotel to Purchaser or Purchaser's property manager, lessee or other designee (as Purchaser shall specify).

            "Broker" shall mean Solid Rock Advisors.

            "Closing" shall mean the Closing of the purchase and sale of the Property pursuant to this Agreement and shall be deemed to occur on the Closing Date.

            "Closing Date" shall mean the date on which the Closing occurs.

AGREEMENT OF PURCHASE AND SALE
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            "Closing Documents" shall mean the documents defined as such in
Section 7.1 hereof.

            "Deeds" shall mean those certain deeds conveying title to the Real Property with special warranty covenants of title from Seller to Purchaser or Purchaser's designee, and subject only to Permitted Title Exceptions. If for a subject Hotel there is any difference between the description of the Land, as shown on the applicable Exhibits A-1 through A-9 attached hereto and the description of the Land as shown on the applicable Survey for such Hotel then, if so requested by Purchaser, Seller shall convey title to the description of the Land contained in the Survey by quitclaim deed.

            "Deposit" shall mean all amounts deposited from time to time with Escrow Agent by Purchaser pursuant to Section 2.3 hereof, plus all interest or other earnings that may accrue thereon. All cash Deposits shall be invested by Escrow Agent in a commercial bank or banks acceptable to Purchaser at money market rates, or in such other investments as shall be approved in writing by Seller and Purchaser. The Deposit shall be held and disbursed by Escrow Agent in strict accordance with the terms and provisions of this Agreement.

            "Employment Agreements" shall mean all employment agreements, written or oral, between Seller or its managing agent and the persons employed with respect to a Property.

            "Environmental Damages" shall mean all third-party claims, judgments, damages, losses, penalties, fines, liabilities (including, without limitation, punitive damages and strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, including, without limitation, attorneys' fees and disbursements and consultants' fees, any of which arise as a result of the existence of Hazardous Materials upon, about or beneath a Property or migrating or threatening to migrate from a Property, or as a result of the existence of a violation of Environmental Requirements pertaining to a Property.

            "Environmental Requirements" shall mean (i) all applicable statutes, regulations, rules, policies, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, and similar items, of all Governmental Authorities, and (ii) all judicial, administrative and regulatory decrees, judgments and orders, in each case of (i) and (ii) relating to the protection of human health or the environment from Hazardous Materials, including, without limitation: (a) all requirements thereof, including, without limitation, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and (b) all requirements pertaining to the protection of the health and safety of employees or the public from Hazardous Materials.

            "Escrow Agent" shall mean Chicago Title Insurance Company, 711 Third Avenue, 5th Floor, New York, New York 10017, Attn: Sie Cheung.

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO

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            "Financial Information" shall mean the financial information defined as such in Section 3.13 hereof.

            "FIRPTA Certificate" shall mean the affidavit of Seller under
Section 1445 of the Internal Revenue Code, as amended, certifying that Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder), in form and substance satisfactory to Purchaser.

            "Franchise Agreements" shall collectively mean those certain franchise agreements relating to each Property as described on Schedule 6 attached hereto.

            "Franchisors" shall mean the franchisors for each Property as identified on Schedule 6 attached hereto.

            "Guaranty" shall have the meaning as set forth in Section 5.1(h) hereof.

            "Governmental Authority" shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, foreign or domestic, or any of them.

            "Hazardous Materials" shall mean any chemical substance: (i) which at the time of Closing is or becomes defined as a "hazardous substance," "hazardous waste," "hazardous material," "pollutant," "contaminant," or "toxic," "explosive," "corrosive," "flammable," "infectious," "radioactive," "carcinogenic," or "mutagenic" material under any law, regulation, rule, order, or other authority of the federal, state or local governments, or any agency, department, commission, board, or instrumentality thereof, regarding the protection of human health or the environment from such chemical substances including, but not limited to, the following federal laws and their amendments, analogous state and local laws, and any regulations promulgated thereunder: the Clean Air Act, the Clean Water Act, the Oil Pollution Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Emergency Planning and Community Right to Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Toxic Substances Control Act, including, without limitation, asbestos and gasoline and other petroleum products (including crude oil or any fraction thereof); (ii) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; (iii) without limitation, which contains drinking biphenyls or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or (iv) without limitation, radon gas.

            "Hotels" shall collectively mean (and "Hotel" shall individually mean each of) the hotels and related amenities located on the Land.

            "Improvements" shall mean the Hotels and all other buildings, improvements, fixtures and other items of real estate located on the Land.

AGREEMENT OF PURCHASE AND SALE
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            "Insurance Policies" shall mean all policies of insurance maintained by or on behalf of Seller pertaining to each Property, its operation, or any part thereof.

            "Intangible Personal Property" shall mean all intangible personal property owned or possessed by Seller and used in connection with the ownership, operation, leasing, occupancy or maintenance of a Property, including, without limitation as to each Property, (1) the Authorizations, (2) telephone numbers, TWX numbers, post office boxes, warranties, signage rights, utility and development rights and privileges, general intangibles, business records, site plans, surveys, environmental and other physical reports, plans and specifications pertaining to the Real Property and the Personal Property, (3) all websites and domains used for each Hotel, including access to the FTP files of the websites to obtain website information and content pertaining to each such Hotel, (4) any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, and (5) the share of the Rooms Ledger determined under Section 7.6 hereof, excluding (a) any of the aforesaid rights Purchaser elects not to acquire, (b) Seller's cash on hand, in bank accounts and invested with financial or other institutions and (c) accounts receivable except for the above described share of the Rooms Ledger.

            "Inventory" shall mean all inventories described in Section 7.7 hereof.

            "Land" shall mean those certain parcels of real estate more particularly described on Exhibits A-1 through A-9 attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Seller therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

            "Leased Property" shall mean for each Hotel all leased items of Tangible Personal Property at each such Hotel.

            "Management Agreements" shall mean those certain Management Contracts described on Schedule 7 attached hereto.

            "Occupancy Agreements" shall mean all leases, concession or occupancy agreements in effect with respect to a Real Property under which any tenants (other than Hotel guests) or concessionaires occupy space upon a Real Property.

            "Off-Site Facility Agreements" shall mean those easements, leases, contracts and agreements pertaining to facilities not located on a Property but which Purchaser deems necessary, beneficial or related to the operation of the related Hotel including, without limitation, use agreements for local golf courses, parking contracts or leases, garage contracts or leases, skybridge easements, tunnel easements, utility easements, and storm water management agreements.

            "Operating Agreements" shall mean all service, supply and maintenance contracts, if any, in effect with respect to a Property and all other contracts (other than the

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

Occupancy Agreements, Management Agreements, Off-Site Facility Agreements and the Employment Agreements) that affect such Property or are otherwise related to the construction, ownership, operation, occupancy or maintenance of such Property.

            "Owner's Title Policy" shall mean an owner's policy of title insurance issued to Purchaser by the Title Company, pursuant to which the Title Company insures Purchaser's ownership of fee simple title to each Real Property (including the marketability thereof) subject only to Permitted Title Exceptions. The Owner's Title Policy shall insure Purchaser in the amount of the Purchase Price and shall be acceptable in form and substance to Purchaser. Purchaser may require such deletions of standard exceptions and such title endorsements as are legally available and customarily required by institutional investors purchasing property comparable to a Property in the States where each Property is situated.

            "Permitted Title Exceptions" shall mean those exceptions to title to each Real Property that are satisfactory to Purchaser as determined pursuant to
Section 2.4(d) hereof.

            "Person" shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.

            "Personal Property" shall mean collectively the Tangible Personal Property and the Intangible Personal Property, but shall not include any property located on a Property which is owned by Seller's property manager.

            "PIPs" shall mean all product improvement plan requirements described in Section 7.8 hereof.

            "Property" shall mean collectively all Real Property, all Inventory, all Tangible Personal Property and all Intangible Personal Property.

            "Purchase Price" shall mean $63,500,000.00 payable in the manner described in Section 2.2 hereof.

            "Purchaser's Objections" shall mean the objections defined as such in Section 2.4(d) hereof.

            "Real Property" shall collectively mean the Land and the Improvements relating to each Hotel.

            "Rooms Ledger" shall mean the final night's room revenue at a Hotel (revenue from rooms occupied as of 6:00 a.m. on the Closing Date, exclusive of food, beverage, telephone and similar charges which shall be retained by Seller), including any sales taxes, room taxes or other taxes thereon.

            "Seller's Organizational Documents" shall mean the current partnership agreement, operating agreement, or articles of incorporation, and related certificates of limited liability partnership, organization or incorporation of each Seller and its general partners or

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO
members, as applicable, true and correct copies of which shall be provided to Purchaser prior to Closing.

            "Study Period" shall mean the period commencing on the date this Agreement has been fully executed and delivered by all parties hereto, and continuing through the date that is forty-five (45) days thereafter; provided, however, Purchaser shall have the option to shorten the Study Period. Except as expressly noted herein to the contrary, time periods herein referred to shall mean the time periods as in effect, from time to time, in Dallas, Texas.

            "Submission Matters" shall mean all items Seller is required to deliver and/or make available to Purchaser pursuant to Section 2.4(b) hereof.

            "Submission Matters Certificate" shall mean the certificate defined as such in Section 2.4(b) hereof.

            "Surveys" shall collectively mean the surveys defined as such in and prepared pursuant to Section 2.4(d) hereof.

            "Tangible Personal Property" shall mean the items of tangible personal property consisting of all furniture, fixtures, equipment, machinery, Inventory and other personal property of every kind and nature (including cash-on-hand and petty cash funds) located on or used or useful in the operation of the Hotels and owned by Seller, including, without limitation, Seller's interest as lessee with respect to any such Tangible Personal Property.

            "Title Commitments" shall collectively mean the title commitments and exception documents defined as such in Section 2.4(d) hereof.

            "Title Company" shall mean Escrow Agent on behalf of Chicago Title Insurance Company or other title insurance underwriter selected by Purchaser.

            "UCC Reports" shall mean the reports defined as such in Section 2.4(d) hereof.

            "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary or appropriate for the operation and occupancy of each Property as a hotel.

            "Warranties and Guaranties" shall mean all warranties and guaranties relating to the Improvements or the Tangible Personal Property or any part thereof.

                                   ARTICLE II
                       PURCHASE AND SALE; DEPOSIT; PAYMENT
                         OF PURCHASE PRICE; STUDY PERIOD

      2.1 Purchase and Sale. Seller agrees to sell and Purchaser agrees to purchase the Property for the Purchase Price and in accordance with and subject to the other terms and conditions set forth herein.

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ASHFORD/DUNN PORTFOLIO

      2.2 Payment of Purchase Price. The Purchase Price shall be paid to Seller in the following manner:

            (a) Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount of the Deposit.

            (b) Purchaser shall pay the balance of the Purchase Price, as adjusted in the manner specified in Article VII and as set forth below, to Seller or other applicable party at Closing by making a wire transfer of immediately available federal funds to the account of Seller or other applicable party as specified in writing by Seller.

            (c) Purchaser and Seller shall in good faith agree, prior to the expiration of the Study Period, to an allocation of the Purchase Price among the Real Property and the Personal Property for each Hotel ("Allocation"). Within seven (7) days after execution of this Agreement, Purchaser will provide to Seller an initial proposed Allocation for Seller's consideration which Purchaser and Seller agree to adjust as of the date of Closing if either such party reasonably deems necessary. Seller and Purchaser agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and the filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto, and (iii) refrain from, and cause their Affiliates to refrain from, taking a position inconsistent with the Allocation for all tax purposes.

      2.3 Deposit. Within two (2) business days after the execution hereof by both Seller and Purchaser and as a condition precedent to the effectiveness of this Agreement, Purchaser shall deliver to Escrow Agent (i) a wire transfer or check in the sum of Fifty Dollars ($50.00) payable to the order of Seller representing the independent consideration for Seller's execution of this Agreement and agreement to provide Purchaser with the Study Period (which check or the proceeds of which wire transfer shall thereafter be delivered by Escrow Agent to Seller) and (ii) a wire transfer or check in the sum of Three Hundred Thousand and No/100 Dollars ($300,000.00) (the "Initial Deposit"), the proceeds of which wire transfer or check Escrow Agent shall deposit and invest in an interest bearing account at a financial institution acceptable to Purchaser or as otherwise agreed to in writing by Seller and Purchaser. Within two (2) business days after the expiration of the Study Period, if this Agreement has not been sooner terminated, Purchaser shall deposit with Escrow Agent, by wire transfer an additional deposit in the amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) (the "Additional Deposit"). If Purchaser fails to timely deposit the Additional Deposit with Escrow Agent, Seller shall be entitled, as Seller's sole and exclusive remedy, to terminate this Agreement by written notice to Purchaser at any time before the Additional Deposit is delivered to Escrow Agent, in which event the Initial Deposit shall be refunded to Purchaser and neither party shall have any obligations hereunder, except those which expressly survive a termination of this Agreement. If Purchaser deposits the Additional Deposit with Escrow Agent before Purchaser's receipt of Seller's termination notice, Purchaser shall be deemed to have timely deposited the Additional Deposit and Seller shall not thereafter be entitled to terminate this Agreement as a result of any delay in depositing the Additional Deposit. The Initial Deposit and the Additional Deposit (when it is deposited by Purchaser with Escrow Agent) are collectively and individually referred to herein as the "Deposit". Escrow Agent shall hold and invest the Deposit pursuant to the

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO
terms, conditions and provisions of this Agreement. All accrued interest on the Deposit shall become part of the Deposit. The Deposit shall be returned to Purchaser if Purchaser, prior to the end of the Study Period, notifies Seller in writing, pursuant to Section 2.4 hereof, that Purchaser is electing to terminate this Agreement. If no such written notice is received by the Seller on or before the expiration of the Due Diligence Period, the Purchaser is deemed to have approved the Hotels and the Deposit shall become non-refundable. The Deposit shall be either (a) applied at the Closing against the Purchase Price, (b) returned to Purchaser pursuant hereto, or (c) paid to Seller pursuant hereto. For purposes of reporting earned interest with respect to the Deposit, Purchaser's Federal Tax Identification Number is 20 0110897, and each Seller's Federal Tax Identification Number is as follows:

Seller Entity                                        Federal Tax ID No.
-------------                                        -----------------
Dunn Family Associates, LLP                          35-1826022

Hotel Investment, LLC                                35-0559650

Encore Hotel of Bloomington, Inc.                    35-1934951

Encore Hotel of Terre Haute, LLC                     35-2012478

Encore Residential Hotel of Evansville, LLC          35-2007849

Encore Hotel of Columbus, LLC                        35-1984448

Encore Hotel of Horse Cave, LLC                      35-1988963

Encore Hotel of Princeton II, LLC                    35-2007857

Dunn Hospitality Group, LLC                          35-2045445

      2.4 Study Period.

            (a) Purchaser and Purchaser's potential lessee or manager shall have the right, until 5:00 p.m., Dallas, Texas time on the last day of the Study Period, and thereafter if Purchaser does not notify Seller in writing prior to the expiration of the Study Period that Purchaser has elected to terminate this Agreement, to enter upon the Real Property at each Hotel upon two (2) business days notice to Seller and to perform, at Purchaser's expense and without materially interfering with the Seller's normal business operations at the Hotel, such economic, surveying, engineering, topographic, environmental, marketing and other tests, studies and investigations as Purchaser and Purchaser's potential lessee may deem appropriate. If such tests, studies and investigations warrant, in Purchaser's sole, absolute and unreviewable discretion, that the purchase of the Property for the purposes contemplated by Purchaser is not desirable, then Purchaser may elect, prior to the expiration of the Study Period, to notify Seller in writing that Purchaser has elected to terminate this Agreement. In such event, this Agreement automatically shall terminate, the Deposit shall be promptly returned to Purchaser and Purchaser and Seller

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ASHFORD/DUNN PORTFOLIO
shall be released from all further liability or obligation hereunder except those which expressly survive a termination of this Agreement.

            (b) For the purpose of this Agreement any Submission Matters in the possession of Seller's management company shall be deemed to be "reasonably available to Seller." Within five (5) days after executing this Agreement, Seller shall make available to Purchaser at Seller's principal place of business (as noted below) the following to Purchaser for each Hotel:

            (1) All Occupancy Agreements in effect as of the date of this Agreement, together with, if in Seller's possession or reasonably available to Seller, summaries of the pertinent terms.

            (2) To the extent in Seller's possession or reasonably available to Seller, copies of all Authorizations including, without limitation, all certificates of occupancy, permits, authorizations, approvals, liquor licenses, liquor license applications and licenses issued by Governmental Authorities having jurisdiction over the Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions) relating to the Property.

            (3)   A complete list of Advance Bookings.

            (4) The Franchise Agreements (including PIP's), Management Agreements and a complete list of all Operating Agreements and Off-Site Facility Agreements in effect as of the date of this Agreement and complete copies of the Franchise Agreements (including PIP's), Management Agreements and all such Operating Agreements and Off-Site Facility Agreements, together with, if in Seller's possession or reasonably available to Seller, summaries of the pertinent terms.

            (5) A schedule indicating all pertinent information with respect to each Employment Agreement in effect as of the date hereof (including name of employee, social security number, wage or salary, accrued vacation benefits, other fringe benefits, etc.) and copies of all such Employment Agreements.

            (6) To the extent in Seller's possession or reasonably available to Seller, a schedule setting forth the type and amounts of insurance coverage maintained by Seller with respect to the Property as of the date of this Agreement and complete copies of all such Insurance Policies and loss history reports.

            (7) To the extent in Seller's possession or reasonably available to Seller, monthly and annual financial and operating statements for the Property

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO

                  (including audited statements, if available), for the previous three (3) calendar years and the year to date.

            (8) The operating and capital expenditure budget for the Property for the current calendar year and, to the extent in Seller's possession or reasonably available to Seller, for the previous three (3) calendar years.

            (9)   A complete list of all Tangible Personal Property.

            (10) A complete list of all Leased Property and deliver a complete copies of all lease agreements and summaries related thereto.

            (11) To the extent in Seller's possession or reasonably available to Seller, copies of receipts for all personal property taxes and ad valorem taxes and special assessments assessed against the Property for the current calendar year and prior three calendar years, statements for Utilities payable for the current calendar year and prior calendar year, and any information in Seller's possession or reasonably available to Seller regarding current renditions or assessments on the Property or notices relative to change in valuation for ad valorem taxes.

            (12) A complete list of all Warranties and Guaranties in effect as of the date of this Agreement and complete copies of all such Warranties and Guaranties.

            (13) Copies of all soil tests, structural engineering tests, masonry tests, percolation tests, water, oil, gas, mineral, radon, formaldehyde, PCB or other environmental tests, audits or reports, market studies and site plans related to the Property in Seller's possession or reasonably available to Seller.

            (14) If in Seller's possession or reasonably available to Seller, copies of complete sets of all architectural, mechanical, structural and/or electrical plans and specifications used in connection with the construction of or alterations or repairs to the Property.

            (15) If in Seller's possession or reasonably available to Seller, copies of as-built plans and specifications for the Property.

            (16) Parking, structural, mechanical or other engineering reports or studies related to the Property, if any, in Seller's possession or reasonably available to Seller.

            (17) If in Seller's possession or reasonably available to Seller, copies of any title insurance policies covering the Real Property and any surveys of all or any portion of the Property.

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO

            (18) If in Seller's possession or reasonably available to Seller, copies of any and all health inspection reports with respect to the Property.

            (19) Copies of all appraisals of the Property in Seller's possession or reasonably available to Seller.

            (20) Photos of the Property in Seller's possession or reasonably available to Seller.

            (21) A complete list of all prepaid expenses with respect to the Property.

            (22)  A schedule of pending litigation affecting the Property.

            (23) An employee census listing the name, date of hire, last increase, department, title and rate of pay with respect to each employee at the Property, a payroll run, copies of all pension documents and a schedule of liabilities therefor and copies of all union and collective bargaining agreements affecting the Property.

            (24) A copy of the most recent STAR Report as well as market segmentation information, sales kits and brochures, marketing plans and Property fact sheets which include Property amenities, rooms and food and beverage facilities.

            (25) A schedule setting forth the occupancy and average rates for the Property on a monthly basis for the previous three (3) calendar years and the year to date.

            (26)  Copies of any and all franchise quality inspection reports.

            (27) Copies of all existing zoning and utility letters affecting the Property.

All Submission Matters shall be delivered to Purchaser together with a certificate of Seller (the "Submission Matters Certificate") in which Seller shall represent that, to the best of Seller's knowledge, the Submission Matters delivered to Purchaser are true, accurate and complete copies thereof in Seller's possession or reasonably available to Seller and that those Submission Matters that have been prepared by Seller are true, accurate and complete in all material respects but Seller makes no representations and warranties as to the truth, accuracy and completeness of any materials, data or information prepared by or obtained from a party other than the Seller and included as a part of the Submission Matters delivered to Purchaser. The form of Submission Matters Certificate is attached hereto as Exhibit C and incorporated herein. Such certification shall constitute a representation and warranty of Seller contained in and made under this Agreement. During the Study Period and thereafter until the Closing, Seller shall make available to Purchaser, its agents, auditors, engineers, attorneys, potential lessees and other designees, for inspection and/or copying, copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, correspondence, environmental audits and reviews, books, records, tax returns, bank statements, financial statements, advance reservations

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO
and room bookings and function bookings, rate schedules and any and all other materials or information relating to each Property which are in, or come into, Seller's possession or control or are otherwise reasonably available to Seller.

            (c) Purchaser shall indemnify and defend Seller against any loss, damage or claim for death, personal injury or property damage arising from the acts upon the Real Property by Purchaser or any agents, contractors or employees of Purchaser. Purchaser, at its own expense, shall restore any damage to the Property caused by any of the tests or studies made by Purchaser unless arising from the negligent or willful acts of Seller or any of its agents, contractors or employees. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

            (d) Within ten (10) days following the execution of this Agreement by the last of Purchaser or Seller, Purchaser shall obtain, at Purchaser's sole cost and expense (which cost and expense shall be applied as a credit to the Purchase Price at Closing), for each Real Property, a Survey of the Land and the Improvements, prepared by a Surveyor licensed to practice as such in the State where the Land is located, bearing a date not earlier than thirty (30) days from the date of its delivery, containing the certificate attached hereto as Exhibit B, and conforming to the requirements set forth in such certificate. Within ten
(10) days following the execution of this Agreement by the last of Purchaser or Seller, Seller shall cause the Title Company to furnish to Purchaser, at Seller's sole cost and expense, (i) for each Real Property, a title insurance commitment bearing an effective date subsequent to the date of this Agreement issued by the Title Company covering the Real Property, binding the Title Company to issue its 1990 Form ALTA Owner's Policy of Title Insurance (without a creditors' rights exception), in form approved for use in the state where the Property is located in favor of Purchaser, showing title to be held currently by Seller in a good, marketable and insurable condition, together with legible copies of all documents identified in such title insurance commitment as exceptions to title certified as true and complete by the Title Company (the "Title Commitment"), and (ii) reports of searches of the Uniform Commercial Code records of both the county and State in which each Property is located and the state of Seller's formation (collectively, the "UCC Reports") with respect to the state of title to the Property. Prior to the expiration of the Study Period, Purchaser shall notify Seller of any matters shown on the Surveys or identified in the Title Commitments or the UCC Reports that Purchaser is unwilling to accept (collectively, "Purchaser's Objections"). In the event that any of the Surveys, the Title Commitments and/or the UCC Reports are not delivered to Purchaser within the required ten (10) day period, the Study Period shall be extended by a period of time equal to the number of days after the expiration of the required ten (10) day period Seller takes to deliver the Surveys, the Title Commitments and/or the UCC Reports. If any of Purchaser's Objections consist of delinquent taxes, mortgages, deeds of trust, security agreements, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, notwithstanding anything herein to the contrary, Seller shall be obligated to pay and discharge (or bond against in a manner sufficient to cause the Title Company to insure over such Purchaser's Objections) any such Purchaser's Objections and Escrow Agent is authorized to pay and discharge at Closing such Purchaser's Objections to the extent not paid and discharged or bonded against at Closing. For such purposes, Seller may use all or a portion of the cash to close. Seller shall not be obligated to incur any expenses to cure any non-monetary Purchaser's Objections unless Seller

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO
agrees to cure such non-monetary Purchaser's Objections as hereinafter provided. Seller shall notify Purchaser within five (5) days after receipt of notice of Purchaser's Objections whether Seller agrees to cure such non-monetary Purchaser's Objections. If Seller notifies Purchaser in writing within such five
(5) day period that Seller agrees to cure such non-monetary Purchaser's Objections, Seller shall correct such non-monetary Purchaser's Objections on or before the Closing Date to the reasonable satisfaction of Purchaser. If Seller does not notify Purchaser within such five (5) day period of Seller's agreement to cure such non-monetary Purchaser's Objections, Seller shall be deemed to have elected not to cure such non-monetary Purchaser's Objections, and Purchaser shall elect (1) to waive such non-monetary Purchaser's Objections without any abatement in the Purchase Price, (2) to terminate this Agreement in its entirety, in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement. Seller shall not, after the date of this Agreement, subject the Real Property to or permit or suffer to exist any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without Purchaser's prior written consent. All title matters revealed by the Title Commitments, UCC Reports and Surveys and not objected to by Purchaser as provided above (other than those rendering title defeasible and delinquent taxes, mortgages, deeds of trust, security agreements and other liens and charges that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions. Notwithstanding the foregoing, Purchaser shall not be required to take title to the Real Property subject to any matters which may arise subsequent to the effective date of the Title Commitments, UCC Reports and Surveys examined by Purchaser during the Study Period.

            (e) The parties acknowledge that Purchaser is attempting to obtain "Hampton Inn," "Fairfield Inn," "Courtyard," and "Residence Inn" franchise agreements with respect to the applicable Property as of the Closing Date and in connection therewith, Purchaser agrees to initiate the application process with the Franchisors within ten (10) days after the ten (10) day waiting period in connection with Purchaser's receipt of the Uniform Franchise Offering Circular and application ("UFOC") from the Franchisors, which UFOC Purchaser agrees to request from such franchisors within ten (10) days after execution of this Agreement.

                                   ARTICLE III
                     SELLER'S REPRESENTATIONS AND WARRANTIES

      To induce Purchaser to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, each Seller hereby makes the following representations and warranties with respect to the Property owned by such Seller, subject to the disclosures and exceptions made by Seller as set forth on Schedule 10 attached hereto, upon each of which Seller acknowledges and agrees that Purchaser is entitled to rely and has relied:

      3.1 Organization and Power. Seller, as applicable, is a corporation, limited liability company or limited liability partnership, validly existing and in good standing under the laws of the State of its formation or organization, is duly qualified to transact business in the State where its Property is located, and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO

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

its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Seller hereunder, except where the failure to qualify or to obtain licenses, authorizations, or consents does not have a material adverse effect on the ability of Seller to carry on its business as now conducted.

      3.2 Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Seller, has been duly executed and delivered by Seller, constitutes the valid and binding agreement of Seller and is enforceable in accordance with its terms. In the event the consent of any person or entity is required in connection with the execution of this Agreement, or in the performance of Seller's performance of its obligations hereunder, Seller shall, prior to closing, obtain such persons and/or entities written consent to the same. As of the date of this Agreement, the Persons identified on
Schedule 9 are required to consent to the transactions contemplated hereby. The person executing this Agreement on behalf of Seller has the authority to do so.

      3.3 Non-contravention. The execution and delivery of, and the performance by Seller of its obligations under, this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation known to Seller , Seller's Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Seller or to which its Property is subject, or result in the creation of any lien or other encumbrance on any asset of Seller. There are no outstanding agreements (written or oral) pursuant to which Seller or a representative of Seller (or to the best of Seller's knowledge, a predecessor to Seller) has agreed to sell or has granted an option or right of first refusal to purchase the Property or any part thereof or to which the Property is subject.

      3.4 Title To Real Property. Seller is the sole owner of fee simple absolute title to the Real Property which it owns, subject to the Permitted Title Exceptions.

      3.5 No Special Taxes. Seller has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to its Property or any part thereof or any planned public improvements that may result in a special tax or assessment against such Property.

      3.6 Compliance with Existing Laws. To Seller's knowledge, Seller possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated in any material respect. To Seller's knowledge, Schedule 1 attached hereto is a complete list of Authorizations. To Seller's knowledge, Seller has not misrepresented or failed to disclose any relevant fact in obtaining any Authorizations, and Seller has no knowledge of any change in the circumstances under which those Authorizations were obtained that result in their termination, suspension, modification or limitation. Seller has no knowledge, nor has it received notice within the past three (3) years, of any existing or threatened violation of any provision of any Applicable Laws including, but not limited to, those of environmental agencies or insurance boards of underwriters with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations to the Property other than those that have been made prior to the date hereof. Seller has no knowledge, nor has it received notice within the past three (3)

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ASHFORD/DUNN PORTFOLIO

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

years, of any existing or threatened violation of any restrictive covenants or deed restrictions affecting the Property.

      3.7 Personal Property and Inventory. All of the Personal Property and Inventory being conveyed by Seller hereunder are free and clear of all liens and encumbrances except for those which will be discharged by Seller at Closing, and Seller has good and merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

      3.8 Franchise Agreements/Management Agreements/Operating Agreements/Off-Site Facility Agreements. There are no management, service, supply or maintenance contracts in effect with respect to the Property other than the Franchise Agreements, Management Agreements, Operating Agreements or Off-Site Facility Agreements. Schedule 2 is a complete list of the Operating Agreements, and Schedule 5 is a complete list of the Off-Site Facility Agreements. To Seller's knowledge, Seller has performed all of its obligations under the Franchise Agreements, Management Agreements and each of the Operating Agreements and Off-Site Facility Agreements and to Seller's knowledge, no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under the Franchise Agreements, Management Agreements or any of the Operating Agreements or Off-Site Facility Agreements. To Seller's knowledge, all other parties to the Franchise Agreements, Management Agreements, Operating Agreements and Off-Site Facility Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. Seller has received no notice of any intention by any of the parties to the Franchise Agreements, Management Agreements or any of the Operating Agreements or Off-Site Facility Agreements to cancel the same, nor has Seller canceled any of same. Seller has provided to Purchaser a true, correct and complete copy of each of the Franchise Agreements and Management Agreements.

      3.9 Insurance. To Seller's knowledge, all of Seller's Insurance Policies are valid and in full force and effect and Seller has complied with all material requirements or recommendations of the insurance carriers of the Insurance Policies.

      3.10 Condemnation Proceedings; Roadways. Seller has received no notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. Seller has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street, creek or road adjacent to or serving the Real Property.

      3.11 Actions or Proceedings. There is no action, suit or proceeding pending or known to Seller to be threatened against or affecting Seller in any court, before any arbitrator or before or by any Governmental Authority which
(a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Seller is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Seller or the Property, (c) could materially and adversely affect the ability of Seller to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part any

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ASHFORD/DUNN PORTFOLIO
interest therein, (e) concerns any past or present employee of Seller or its managing agent or (f) could otherwise adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

      3.12 Labor and Employment Matters. To Seller's knowledge, neither Seller nor its management company is a party to any oral or written employment contracts or agreements with respect to the Property other than the Employment Agreements. Schedule 3 is a complete list of the Employment Agreements. To Seller's knowledge, no party is in default under any Employment Agreement. To Seller's knowledge, there are no labor disputes or organizing activities pending or threatened as to the operation or maintenance of the Property or any part thereof. Neither Seller nor its management company is a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property, except for those described on Schedule 3. To Seller's knowledge, the Property has been operated in such a way as to materially comply with all applicable labor and employment laws, including, but not limited to, laws related to equal employment, plant closings, employment taxes and withholding requirements.

      3.13 Financial Information and Submission Matters. To Seller's knowledge, all of Seller's financial information, including, without limitation, all books and records and financial statements ("Financial Information") is correct and complete in all material respects and presents accurately the results of the operations of the Property for the periods indicated. Since the date of the last financial statement included in Seller's Financial Information, there has been no material adverse change in the financial condition or in the operations of the Property. Unless assumed by the Purchaser, or Purchaser's lessee or management company, neither Purchaser nor Purchaser's lessee or its management company shall have any liability under any pension, profit sharing or welfare benefit plan that Seller, its management company or any Affiliated Company may have established with respect to the Property or their or its employees. To Seller's knowledge, all such pension, profit sharing and welfare benefit plans have been fully funded and administered in accordance with Applicable Laws and regulations.

      3.14 Bankruptcy. No Act of Bankruptcy has occurred with respect to Seller.

      3.15 Historical Districts. Neither the Property, nor any portion thereof, is (a) listed, or eligible to be listed, in any national, state or local register of historic places or areas, or (b) located within any designated district or area in which the permitted uses of land located therein are restricted by regulations, rules or laws other than those specified under local generally applicable zoning ordinances.

      3.16 Hazardous Substances. To Seller's knowledge, neither Seller nor any previous owner, tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property in violation of any Applicable Laws. To Seller's knowledge, no Hazardous Materials have migrated from or to the Property upon, about, or beneath other properties in violation of any Environmental Requirements. To Seller's

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knowledge, neither the Property nor its existing or prior uses fail or failed to materially comply with Environmental Requirements. Seller has no knowledge of any permits, licenses or other authorizations which are required under any Environmental Requirements with regard to the current uses of the Property which have not been obtained and complied with. To Seller's knowledge, neither Seller nor any prior owner, occupant or user of the Property has received any written notice concerning any alleged violation of Environmental Requirements in connection with the Property or any liability for Environmental Damages in connection with the Property for which Seller (or Purchaser after Closing) may be liable. To Seller's knowledge, no Hazardous Materials are constructed, deposited, stored or otherwise located on, under, in or about the Property in violation of any Environmental Requirements. To Seller's knowledge, there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, summons or investigation, pending or threatened, relating to any alleged violation of Environmental Requirements on the Property, or from the suspected presence of Hazardous Materials thereon, or relating to any Environmental Damages. To Seller's knowledge, no underground or above ground chemical treatment or storage tanks, or gas or oil wells are located on the Property.

      3.17 Sales, Use and Occupancy Taxes. All sales, use and occupancy taxes due and owing with respect to the Property have been paid or will be paid by Seller within forty-five (45) days after Closing.

      3.18 Personal Property Taxes. All ad valorem personal property taxes due and owing with respect to the Property have been paid.

      3.19 Occupancy Agreements. There are no leases, concessions or occupancy agreements in effect with respect to the Real Property other than the Occupancy Agreements. A complete list of the Occupancy Agreements is attached hereto as
Schedule 4. Except as specifically provided in the Occupancy Agreements, no tenant or concessionaire is entitled to any rebates, allowances, free rent or rent abatement for any period after the Closing of the transaction contemplated hereby. Seller has received no notice of any intention by any of the parties to any of the Occupancy Agreements to cancel the same, nor has Seller canceled any of same. To the extent that any of the Occupancy Agreements call for security, such security remains on deposit with Seller, and has not been applied towards any payment due under said Occupancy Agreements. Seller has not received any advance rent or advance compensation under any of said Occupancy Agreements in excess of one month. No brokerage commissions or compensation of any kind shall be due in connection with the Occupancy Agreements, and the rents or revenues to be derived therefrom. To Seller's knowledge, no party is in default under any Occupancy Agreement. To Seller's knowledge, Seller has performed all obligations required of it under all of the Occupancy Agreements and there remain no unfulfilled obligations of Seller under the Occupancy Agreements. To Seller's knowledge, no tenant has given notice to Seller of its intention to institute litigation with respect to any Occupancy Agreement.

      3.20 Utilities. To Seller's knowledge, all Utilities required for the operation of the Property either enter the Property through adjoining streets, or they pass through adjoining land, do so in accordance with valid public easements or irrevocable private easements, and all of said

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Utilities are installed and operating and all installation and connection charges therefor have been paid in full.

      3.21 Curb Cuts. To Seller's knowledge, all curb cut street opening permits or licenses required for vehicular access to and from the Property from any adjoining public street have been obtained and paid for and are in full force and effect.

      3.22 Leased Property. To Seller's knowledge, all leases of the Leased Property are in good standing and free from default.

      3.23 Advance Bookings. To Seller's knowledge, the Advance Bookings are true and correct in all material respects.

      3.24 Americans With Disabilities Act. To Seller's knowledge, the Property is in compliance with the Americans With Disabilities Act.

      3.25 Structural Condition. To Seller's knowledge, there is no latent material defect in the Improvements or structural elements thereof, mechanical systems (including, without limitation, all heating, ventilating, air conditioning, plumbing, electrical, utility and sprinkler systems) therein, the utility system servicing the Property and the roofs.

      3.26 Zoning and Platting. To Seller's knowledge, the present zoning of the Property permits the current use thereof without special variances. Seller has no knowledge of any fact, proceeding or threatened action or proceeding which could result in a modification or termination of the present zoning of the Property. To Seller's knowledge, each Property is properly platted as a separate lot under Applicable Laws and constitute separate tax lots.

      3.27 Access. Seller has no knowledge of any pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of the Property's existing access to and from public streets or roads.

      3.28 No Commitments. No commitments have been made by Seller to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to the Property which would impose an obligation upon Purchaser to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property.

      3.29 Seller Is Not a "Foreign Person". Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended (i.e., Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

      3.30 No Other Property Interests. There are no property interests, buildings, structures or other improvements or personal property that are owned by Seller which are necessary for the operation of the Hotels that are not being conveyed pursuant to this Agreement.

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Except as set forth in this Article III and except as to the specific representation and warranty set forth in the last paragraph of Section 2.4(b) with respect to the Submission Matters or contained in any Closing Document, Seller makes no other representations or warranties, express or implied of any kind. Each of the representations and warranties contained in this Article III and its various subparagraphs and in Section 2.4(b) with respect to the Submission Matters are intended for the benefit of Purchaser and may be waived in whole or in part, by Purchaser, but only by an instrument in writing signed by Purchaser. All rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby except to the extent that Seller gives Purchaser written notice prior to Closing of the untruth or inaccuracy of any representation or warranty, or Purchaser otherwise obtains actual knowledge prior to Closing of the untruth or inaccuracy of any representation or warranty, and Purchaser nevertheless elects to close this transaction. Any such written notice from Seller to Purchaser shall state in the first paragraph thereof and in all capitalized letters that "THIS NOTICE IS GIVEN PURSUANT TO THE AGREEMENT OF PURCHASE AND SALE MADE AS OF MAY __, 2004, AND RELATES TO THE UNTRUTH OR INACCURACY OF SELLER'S REPRESENTATIONS OR WARRANTIES." Purchaser shall be deemed to have actual knowledge of the untruth or inaccuracy of any representation or warranty only if (i) Purchaser receives written notice from Seller satisfying the foregoing requirements, or (ii) David A. Brooks has actual knowledge of any such untruth or inaccuracy. Except to the extent otherwise expressly provided in the immediately preceding sentence, no investigation, audit, inspection, review or the like conducted by or on behalf of Purchaser shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Purchaser has the right to rely thereon and that each such representation and warranty constitutes a material inducement to Purchaser to execute this Agreement and to close the transaction contemplated hereby and to pay the Purchase Price to Seller.

Notwithstanding anything herein contained to the contrary, Seller's representations and warranties in this Article III and in the last paragraph of
Section 2.4(b) with respect to the Submission Matters shall survive the Closing Date for a period of one (1) year thereafter, provided that the party claiming a breach within said one (1) year period notifies the other party in writing of any damage, claim, loss, liability or expense which the Purchaser has determined has given or could give rise to a claim under Section 9.2 hereof, and such notice contains a description of the nature and amount (actual or estimated) of any such claim, together with a statement as to the basis for Seller's liability. A party's liability under this Agreement for specific breach of any representation or warranty identified in such notice shall continue beyond the survival period.

As of the date of execution of this Agreement, the term "to Seller's knowledge" or similar phrase shall mean the knowledge of one or more of the following individuals: John Dunn or Bob Jobes. Following the date of execution and continuing until the Closing Date, the term "to Seller's knowledge" or similar phrase shall mean the knowledge of one or more of the following individuals:
John Dunn or Bob Jobes, following a commercially reasonable inquiry of Seller's own personnel involved in the operation, ownership, maintenance and management of the Property and of its current manager for the Property, and such inquiry shall include the direction

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

to its personnel and manager to review all files in their possession relating to the operation, ownership, maintenance and management of the Property.

                                   ARTICLE IV
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

      To induce Seller to enter into this Agreement and to sell the Property, Purchaser hereby makes the following representations and warranties, upon each of which Purchaser acknowledges and agrees that Seller is entitled to rely and has relied:

      4.1 Organization and Power. Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all partnership power and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Purchaser hereunder.

      4.2 Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Purchaser, has been duly executed and delivered by Purchaser, constitutes the valid and binding agreement of Purchaser and is enforceable in accordance with its terms. The person executing this Agreement on behalf of Purchaser has the authority to do so.

      4.3 Non-contravention. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser or result in the creation of any lien or other encumbrance on any asset of Purchaser.

      4.4 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Purchaser in any court or before any arbitrator or before any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Purchaser, and (c) could materially and adversely affect the ability of Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

      4.5 Bankruptcy. No Act of Bankruptcy has occurred with respect to Purchaser.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

      5.1 As to Purchaser's Obligations. Purchaser's obligations hereunder are subject to the satisfaction of the following conditions precedent:

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

            (a) Seller's Deliveries. Seller shall have delivered to or for the benefit of Purchaser, on or before the Closing Date, all of the documents and other information required of Seller pursuant to Sections 7.2 and 7.4 hereof, unless, as set forth therein, such matters have previously been provided or made available to Purchaser for copying during the Study Period (if originals are not in the possession or control of Seller).

            (b) Representations, Warranties and Covenants; Obligations of Seller; Certificate. All of Seller's representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made; there shall have been no material adverse change in the business conducted at a Property or the financial results thereof from the date of acceptance of this Agreement and no matter, condition or event shall have occurred which could materially and adversely affect the operation, value or marketability of a Property or any part thereof; Seller shall have performed in all material respects all of its covenants and other obligations under this Agreement and Seller shall have executed and delivered to Purchaser at Closing a certificate to the foregoing effect.

            (c) Title Insurance. Good and marketable fee simple title to the Real Property shall be insurable as such by the Title Company subject only to Permitted Title Exceptions as determined in accordance with Section 2.4 hereof and including, without limitation, all applicable deletions of standard exceptions and endorsements permitted under applicable state law which are customarily required by institutional investors purchasing property comparable to the Property.

            (d) Surveys. The Surveys shall be adequate for the Title Company to delete any exception for general survey matters in the Owner's Title Policy except for "shortages in area".

            (e) Title to Property. Seller shall be the sole owner of good and marketable fee simple title to the Real Property and good and marketable fee simple title to the Tangible Personal Property, free and clear of all liens, encumbrances, restrictions, conditions and agreements except for Permitted Title Exceptions. Seller shall not have taken any action or permitted or suffered any action to be taken by others from the date hereof and through and including the date of Closing that would adversely affect the status of title to the Real Property and Tangible Personal Property.

            (f) Condition of Improvements. The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Prior to Closing, Seller shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property (except in the ordinary course of business and consistent with Seller's past practices) and, except in the ordinary course of business as consistent with Seller's past practices, Seller shall not have diminished the Inventory at each Hotel without replacing same as necessary to continue Seller's business at such Hotels. Seller shall not have removed or caused or permitted to be removed any

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

part or portion of the Real Property or the Tangible Personal Property without Purchaser's prior written consent unless the same is replaced, prior to Closing, with a similar item of at least equal suitability, quality and value, free and clear of any lien or security interest.

            (g) Liquor License. All liquor licenses, alcoholic beverage licenses and other permits and Authorizations necessary to operate the restaurants, bars and lounges presently located in the Hotels shall be in full force and effect. To that end, Seller and Purchaser shall have cooperated with each other, and each shall have executed such transfer forms, license applications and other documents as may be necessary to effect the continued operation of the restaurants, bars and lounges at the Hotels from and after Closing as set forth in Section 6.9 hereof.

            (h) Taxes. Seller shall use its best efforts to provide to Purchaser written evidence from the appropriate taxing authorities of the payment of all sales, gross receipts, hotel occupancy and other similar taxes in connection with the operation of the Hotels before Closing. In the event for any Hotel, Seller is unable or unwilling to obtain such clearance certificates prior to Closing, Purchaser shall cause John Dunn to deliver to Purchaser a guaranty in form and substance reasonably acceptable to Purchaser on or before Closing (the "Guaranty"). Notwithstanding the foregoing, Seller shall indemnify Purchaser for the amount by which the full amount of all such sales, gross receipts, hotel occupancy and other similar taxes in connection with the operation of the Hotels before Closing exceeds the amount so withheld by Purchaser. The provisions of this Section 5.1(h) shall survive the Closing.

            (i) Estoppels for Off-Site Facility Agreements. On or before the Closing Date, Seller shall provide Purchaser with a fully executed estoppel certificate related to each of the Off-Site Facility Agreements, if any, (the "Off-Site Facility Estoppel"). The Off-Site Facility Estoppel must be in a form reasonably satisfactory to Purchaser. To that end, Purchaser shall provide Seller with a recommended form of Off-Site Facility Estoppel within fifteen (15) days after the delivery of the Surveys and Title Commitments to Purchaser.

            (j) Third-Party Consents. On or before the Closing Date, Seller shall furnish Purchaser, in form and content reasonably satisfactory to Purchaser, with any and all third party consents (the "Third Party Consents"), which are necessary to consummate the transaction contemplated in this Agreement.

            (k) Tenant Estoppels. On or before the Closing Date, Seller shall provide Purchaser with fully executed estoppel certificates ("Major Tenant Estoppels") from one-hundred percent (100%) of the tenants occupying over 2,000 square feet of the Hotels ("Major Tenants"), and shall provide Purchaser with fully executed estoppel certificates from at least seventy-five percent (75%) of the tenants occupying less than 2,000 square feet of the Hotels (the Major Tenant Estoppels and all other tenant estoppels provided for in this paragraph are sometimes referred to collectively as the "Tenant Estoppels"). The Tenant Estoppels shall be in a form reasonably satisfactory to Purchaser. To that end, Purchaser shall provide Seller with a recommended form of Tenant Estoppel within fifteen (15) days after the delivery of the Surveys and Title Commitments to Purchaser. In the event Seller fails to procure the appropriate percentage of fully executed Tenant Estoppels, Purchaser may, at its election, (i) terminate this

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

Agreement, in which case the Deposit shall be promptly returned to Purchaser, and all rights and obligations of Seller and Purchaser hereunder (except those which expressly survive a termination of this Agreement) shall terminate immediately or (ii) Purchaser may proceed to Closing and Seller shall, with respect to the undelivered Tenant Estoppels, execute and deliver to Purchaser estoppels conforming to the requirements of the Tenant Estoppels. As of the date of this Agreement, there are no Major Tenants at the Hotels.

            (l) No Code Violations. There shall be no material violations of Applicable Laws.

            (m) Management Agreements. Seller agrees that Purchaser shall have the right on or before expiration of the Study Period to either (a) elect that Manager operate the Property for a period of three (3) years to expire on the third anniversary date of Closing subject to a new management agreement in form and substance acceptable to Purchaser and Manager (the "New Management Agreement") to be negotiated and finalized prior to the expiration of the Study Period (the "Management Election"), or (b) to elect that Purchaser engage its own manager to operate the Property. Seller and Purchaser agree that in any event, the Management Agreements shall be terminated on or before Closing.

            (n) Franchise Agreements. Purchaser shall have received, in a form reasonably acceptable to Purchaser, a consent from each Franchisor under each of the Franchise Agreements consenting to the assignment and assumption of the Franchise Agreements, together with an estoppel certificate wherein each Franchisor represents that a true, correct and complete copy of the Franchise Agreements have been provided to Purchaser and that there are no events of default under said Franchise Agreements, or any event which, after the passage of time or the giving of notice, or both, would constitute an event of default thereunder.

Each of the conditions contained in this Section are intended for the benefit of Purchaser and may be waived in whole or in part, by Purchaser, but only by an instrument in writing signed by Purchaser.

      5.2 As to Seller's Obligations. Seller's obligations hereunder are subject to the satisfaction of the following conditions precedent:

            (a) Purchaser's Deliveries. Purchaser shall have delivered to or for the benefit of Seller, on or before the Closing Date, all of the documents and payments required of Purchaser pursuant to Sections 7.3 and 7.4 hereof.

            (b) Representations, Warranties and Covenants; Obligations of Purchaser. All of Purchaser's representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made and Purchaser shall have performed in all material respects all of its covenants and other obligations under this Agreement.

Each of the conditions contained in this Section are intended for the benefit of Seller and may be waived in whole or in part, by Seller, but only by an instrument in writing signed by Seller.

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

                                   ARTICLE VI
                              COVENANTS OF SELLER

      To induce Purchaser to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, each Seller covenants and agrees to the following with respect to the Property owned by such Seller:

      6.1 Operating Agreements/Off-Site Facility Agreements. All Operating Agreements or Off-Site Facility Agreements are terminable upon either 15 days or 30 days notice. Seller shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Property, nor shall Seller enter into any agreements modifying the Operating Agreements or Off-Site Facility Agreements, unless (a) any such agreement or modification will not bind Purchaser or the Property after the date of Closing or is subject to termination on not more than thirty (30) days' notice without penalty, or (b) Seller has obtained Purchaser's prior written consent to such agreement or modification. Seller agrees to cancel and terminate on the Closing Date any Operating Agreements or Off-Site Facility Agreements unless Purchaser requests in writing prior to the expiration of the Study Period that one or more remain in effect after Closing. Purchaser shall be responsible for the term of any Operating Agreement or Off-Site Facility Agreement continuing after Closing.

      6.2 Warranties and Guaranties. Seller shall not before or after Closing release or modify any Warranties and Guaranties, if any, except with the prior written consent of Purchaser.

      6.3 Insurance. Seller shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Seller's Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

      6.4 Independent Audit. Promptly following the execution of this Agreement and prior to Closing, Seller shall make available and shall cause its management company to make available to Purchaser's representatives and independent accounting firm at the Seller's principal place of business (or shall deliver to Purchaser, at Purchaser's cost and expense if so requested by Purchaser) financial and other information relating to the Property in the possession of or otherwise available to Seller, its affiliates or Seller's management company which would be sufficient to enable Purchaser's representatives and independent accounting firm to prepare audited financial statements for the three (3) calendar years prior to the Closing and during the year in which the Closing occurs in conformity with generally accepted accounting principles and to enable them to prepare such statements, reports or disclosures as Purchaser may deem necessary or advisable. Seller shall also provide and/or shall cause its management company to make reasonable efforts to provide to Purchaser's independent accounting firm a signed representation letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property. Seller shall authorize and shall cause its management company to authorize any attorneys who have represented Seller or its management company in material litigation pertaining to or affecting the Property to respond,

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

at Purchaser's expense, to inquiries from Purchaser's representatives and independent accounting firm. If and to the extent Seller's financial statements pertaining to the Property for any periods during the three (3) calendar years prior to the Closing and during the year in which the Closing occurs have been audited, promptly after the execution of this Agreement Seller shall provide Purchaser with copies of such audited financial statements and shall cooperate with Purchaser's representatives and independent public accountants to enable them to contact the auditors who prepared such audited financial statements and to obtain, at Purchaser's expense, a reissuance of such audited financial statements.

      6.5 Operation of Property Prior to Closing. Seller covenants and agrees with Purchaser that, between the date of this Agreement and the date of Closing:

            (a) Subject to the restrictions contained herein, Seller shall operate the Property in the same manner in which Seller operated the Property prior to the execution of this Agreement, so as to keep the Property in good condition, reasonable wear and tear excepted, so as to maintain consistent inventory levels, so as to maintain the existing caliber of the Hotels operations conducted at the Property, and so as to maintain the reasonable good will of all tenants of the Property and all employees, guests and other customers of the Hotels.

            (b) Seller shall maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years.

            (c) Seller shall maintain in full force and effect all Insurance Policies.

            (d) Seller shall maintain in full force and effect, and not cause or permit a default under (with or without the giving of any required notice and/or lapse of time), the Franchise Agreements and/or the Management Agreements.

            (e) Seller shall use and operate the Property in material compliance with Applicable Laws and the requirements of the Franchise Agreements, the Management Agreements, any mortgage, and any lease, Occupancy Agreement, Operating Agreement and Insurance Policy affecting the Property.

            (f) Seller shall cause to be paid prior to delinquency all ad valorem, occupancy and sales taxes due and payable with respect to the Property or the operation of the Hotels.

            (g) Except as otherwise permitted hereby, Seller shall not take any action or fail to take action the result of which would have a material adverse effect on the Property or Purchaser's ability to continue the operation thereof after the date of Closing in substantially the same manner as presently conducted, or which would cause any of the representations and warranties contained in Article III hereof to be untrue as of Closing in any material respect.

            (h) Except in the ordinary course of Seller's business as consistent with Seller's past practices, Seller shall not enter into new Occupancy Agreements of any kind or nature affecting the Property without the express written consent of Purchaser. Except in the

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ordinary course of Seller's business as consistent with Seller's past practices,
Seller shall not, without the express written consent of Purchaser, in any manner change, modify, extend, renew or terminate any Occupancy Agreement except as required by the terms thereof. Copies of any new Occupancy Agreement or modifications, renewals, extensions or terminations shall be promptly delivered to Purchaser. Seller shall not apply all or any part of the security or damage deposit of a tenant under any Occupancy Agreement to obligations of such tenant unless such tenant has vacated its portion of the Property as of the Closing Date.

            (i) Seller shall not fail to maintain the Improvements and the Tangible Personal Property (including, but not limited to, the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) in the same condition as they are as of the date hereof, reasonable wear and tear excepted.

            (j) Seller shall not diminish the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property and Seller shall not permit the Inventory to be diminished other than as a result of the ordinary and necessary operation of the Hotels by Seller.

            (k) Seller shall not remove or cause or permit to be removed any part or portion of the Real Property or the Tangible Personal Property without the express written consent of Purchaser unless the same is replaced, prior to Closing, with similar items of at least equal suitability, quality and value, free and clear of any liens or security interests.

            (l) Seller and Seller's managing agent shall continue to use its best efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as Seller did prior to the execution of this Agreement; and all advance room bookings and reservations and all meetings and function bookings shall be booked at rates, prices and charges heretofore customarily charged by Seller for such purposes, and in accordance with Seller's published rate schedules. Seller acknowledges that the Purchase Price includes the transfer of Advance Bookings.

            (m) Neither Seller nor Seller's managing agent shall (1) make any agreements which shall be binding upon Purchaser with respect to the Property or that otherwise cannot be terminated without penalty upon thirty (30) days notice, or (2) materially reduce or cause to be reduced any room rents or any other charges over which Seller has operational control.

            (n) Seller shall promptly deliver to Purchaser upon Purchaser's request such reports showing the revenue and expenses of the Hotels and all departments thereof, together with such periodic information with respect to room reservations and other bookings, as Seller customarily keeps or receives internally for its own use.

            (o) Seller or Seller's managing agent (1) shall not enter into any new Employment Agreements which would be binding on Purchaser with respect to the Property without the express written consent of Purchaser, and (2) shall not change, modify, extend, renew or terminate any Employment Agreement in effect as of the date hereof which would be

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binding on Purchaser with respect to the Property without the express written consent of Purchaser.

            (p) Except as required by the terms thereof or hereof, Seller shall not in any material manner change, modify, extend, renew or terminate any Operating Agreement which would be binding on Purchaser with respect to the Property without the express written consent of Purchaser, and any such change shall be promptly copied to Purchaser.

            (q) Seller shall promptly advise Purchaser of any litigation, arbitration or administrative hearing concerning or affecting the Property of which Seller obtains actual knowledge.

            (r) Seller shall not modify or release any warranties or guaranties applicable to the Property.

            (s) Seller shall not grant any encumbrances on the Property or contract for any construction or service for the Property which may impose any mechanics' or materialmen's lien on the Property, except in the ordinary course of business as consistent with Seller's past practices and except as removed and/or cleared or paid prior to Closing.

      6.6 No Marketing. Seller shall not market the Property for sale or enter into discussions or negotiations with potential purchasers of the Property upon expiration of the Study Period.

      6.7 Employees and Continuation of Seller's Group Health Plans. Payment of all costs and expenses associated with accrued but unpaid salary, earned but unpaid vacation pay, accrued but unearned vacation pay, pension and welfare benefits, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") benefits, employee fringe benefits, employee termination payments or any other employee benefits due to Seller's, or Seller's management company's employees up to the Closing Date shall be the sole responsibility and obligation of and shall be paid promptly by Seller or Seller's management company. Seller shall indemnify and defend Purchaser and/or its lessee or management company, from and against any and all claims, causes of action, proceedings, judgments, damages, penalties and liabilities made, assessed or rendered against Purchaser and/or its lessee or management company and any costs and expenses (including attorneys' fees and disbursements) incurred by Purchaser and/or its lessee or management company with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by such employees arising out of the failure of Seller or its management company to comply with the provisions of this Subsection 6.9.

      6.8 Rights of First Refusal and Options. Seller shall provide Purchaser with reasonably satisfactory evidence of the waiver of any and all rights of first refusal or options related to the Property that may have been granted to any party

      6.9 Liquor License. Upon Closing, Seller shall transfer to Purchaser or its designee, or cause to be transferred to Purchaser or its designee, all liquor licenses and alcoholic beverage licenses necessary to operate the restaurant, bars and lounges presently located within each

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Hotel. To that end, Seller and Purchaser shall cooperate each with the other, and each shall execute such transfer forms, license applications and other documents as may be necessary to effect such transfer. If permitted under the laws of the jurisdiction in which each Hotel is located, the parties shall execute and file all necessary transfer forms, applications and papers with the appropriate liquor and alcoholic beverage authorities prior to Closing, to the end that the transfer shall take effect, if possible, on the Closing Date, simultaneously with Closing. If not so permitted, then the parties agree each with the other that they will promptly execute all transfer forms, applications and other documents required by the appropriate liquor and alcoholic beverage authorities in order to effect such transfer at the earliest date in time possible consistent with the laws of the State where the Property is located, in order that all liquor licenses may be transferred from Seller to Purchaser or its designee at the earliest possible time. If under the laws of the State where the Property is located, such licenses cannot be transferred until after the Closing of the transaction contemplated hereby, then Seller covenants and agrees that Seller shall cooperate with Purchaser in keeping open the bars and lounges and liquor facilities of the Hotels between the Closing Date and the time when such liquor license transfers actually become effective, by exercising management and supervision of such facilities until such time under Seller's licenses pursuant to a written agreement in form and substance substantially as attached hereto as Exhibit H (the "Alcoholic Beverage Management Agreement"); provided, however, that Purchaser, at Purchaser's cost and expense, shall maintain in force and effect at all times insurance reasonably acceptable to Seller (with Seller as an additional named insured) and shall indemnify and hold Seller harmless from any liability, damages or claims encountered in connection with such operations during said period of time, except for Seller's gross negligence or willful misconduct. All cost and expense of such operations during said period of time shall be the sole responsibility of and be promptly paid by Purchaser. All costs and expenses of obtaining the transfer of existing and/or the issuance of new licenses and permits hereunder shall be the sole responsibility of Purchaser (except for any legal fees and expenses incurred by Purchaser in connection with the Alcoholic Beverage Management Agreement, if applicable). Purchaser covenants and agrees that upon the filing of all necessary transfer forms, applications and other documents with the appropriate liquor and alcoholic beverage authorities, Purchaser will diligently and in good faith prosecute the transfer of the liquor licenses to completion.

                                   ARTICLE VII
                                     CLOSING

      7.1 Closing. The Closing shall occur on a business day designated by Purchaser, with at least five (5) days notice to Seller (which such day shall be no later than thirty (30) days following the expiration of the Study Period). As more particularly described below, at the Closing the parties hereto will meet to (i) execute all of the documents required to be delivered in connection with the transactions contemplated hereby (the "Closing Documents"), (ii) deliver the same to Escrow Agent, and (iii) take all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur either through escrow or at the offices of Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201. At the Closing, Purchaser shall deliver the balance of the Purchase Price to Escrow Agent, Escrow Agent shall update the title to the Property and, provided there has been no change in the status of title as reflected in the Title Commitments and the Surveys, Escrow Agent shall record the Deeds, release and date, where appropriate, the Closing Documents in accordance with the instructions

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of Seller and Purchaser and shall send, by wire transfer or otherwise, all sums owing to Seller hereunder to Seller. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto. Possession of the Property shall be delivered to Purchaser at the Closing, subject only to Permitted Title Exceptions and the rights of tenants under the Occupancy Agreements and guests in possession.

      7.2 Seller's Deliveries. At the Closing, each Seller shall deliver to Escrow Agent originals of all of the following instruments for the Property owned by such Seller (unless previously provided or made available to Purchaser for copying during the Study Period and originals are not in the possession or within the control of Seller), each of which shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of such Seller and shall be dated as of the Closing Date:

            (a) The certificate required by Section 5.1(b) hereof.

            (b) The Deeds, each in the form attached hereto as Exhibit F.

            (c) Intentionally Deleted.

            (d) The Bill of Sale, in the form attached hereto as Exhibit E.

            (e) The Assignment of Occupancy Agreements, in the form attached hereto as Exhibit G.

            (f) The Assignment and Assumption Agreement, in the form attached hereto as Exhibit D.

            (g) Off-Site Facility Estoppels, Tenant Estoppels (Seller's estoppel, if necessary) and All Third Party Consents.

            (h) Certificates from the applicable State taxing authority and local taxing authorities stating that all occupancy, sales and ad valorem real and personal property taxes due and payable for the Property have been paid and, if any such taxes have not been paid, the amount due and payable as of the Closing Date, and if such certificates are not delivered at Closing, the Guaranty.

            (i) Certificate(s)/Registration of Title for any vehicle owned by Seller and used in connection with the Property.

            (j) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy subject only to the Permitted Title Exceptions and to eliminate such standard exceptions and to issue such endorsements thereto which may be eliminated and issued under applicable State law and which are customarily required by institutional investors purchasing property comparable to the Property.

            (k) The FIRPTA Certificate.

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            (l) All original Warranties and Guaranties in Seller's possession or reasonably available to Seller.

            (m) Copies of Seller's Organizational Documents.

            (n) Appropriate resolutions of the partners, members or officers of Seller, together with all other necessary approvals and consents of Seller and such documentary and other evidence as may be reasonably required by Purchaser or Escrow Agent, authorizing and evidencing the authorization of (i) the execution on behalf of Seller of this Agreement and the authority of the person or persons who are executing the various documents to be executed and delivered by Seller prior to, at or otherwise in connection with the Closing, and (ii) the performance by Seller of its obligations hereunder and under such documents.

            (o) A valid, final and unconditional certificate of occupancy for each Real Property and Improvements, issued by the appropriate Governmental Authority.

            (p) If Purchaser is assuming Seller's obligations under any or all of the Operating Agreements or Off-Site Facility Agreements, to the extent in Seller's possession or reasonably available to Seller, the originals of such agreements, duly assigned to Purchaser and with such assignment acknowledged and approved by the other parties to such Operating Agreements or Off-Site Facility Agreements to the extent required by such Operating Agreements or Off-Site Facility Agreements.

            (q) An assignment of each of the leases of the Leased Property to Purchaser and/or its property manager, lessee or other designee (as Purchaser shall specify), together with (1) the written consent of the lessors of such leases to such assignment, if required by such leases, and (2) executed originals of all such leases in Seller's possession or reasonably available to Seller. If any Leased Property is leased pursuant to a lease which is a capital lease, in accordance with generally accepted accounting principles, Seller shall cancel such capital lease at its expense and convey good and marketable title to such property (which shall constitute Tangible Personal Property hereunder) to Purchaser and/or its property manager, lessee or other designee (as Purchaser shall specify) free from any lien or encumbrance pursuant to the Bill of Sale - Personal Property.

            (r) Such proof as Purchaser may reasonably require with respect to Seller's compliance with the bulk sales laws or similar statutes, if applicable.

            (s) Copies of all existing Insurance Policies.

            (t) To the extent in Seller's possession or reasonably available to Seller, originals of the following items (copies of which were delivered by Seller to Purchaser with the Submission Matters): (1) complete sets of all architectural, mechanical, structural and/or electrical plans and specifications used in connection with the construction of or alterations or repairs to the Property; and (2) as-built plans and specifications for the Property.

            (u) A written instrument executed by Seller, conveying and transferring to Purchaser all of Seller's right, title and interest in any telephone numbers and TWX numbers

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

relating to the Property, and, if Seller maintains a post office box, conveying to Purchaser all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

            (v) Duplicate originals of all agreements, leases, concession agreements and other instruments affecting the Property and the Hotels and/or restaurant business conducted thereon.

            (w) All current real estate and personal property tax bills in Seller's possession or under its control.

            (x) An Affidavit from the chief executive officer of Seller or Seller's management company, setting forth the date to which all employees have been paid and setting forth and describing, in detail, as to each employee, all accrued but unpaid vacation pay, a description of whether any of Seller's employees are participating in Seller's group health plan through the exercise of COBRA benefits and all other fringe benefits.

            (y) A complete set of all guest registration cards, guest transcripts, guest histories, and all other available guest information.

            (z) All surveys and plot plans of the Real Property in possession of or in the control of Seller.

            (aa) An updated schedule of employees, showing salaries and duties, with a statement of the length of service of each such employee, brought current to a date not more than forty-eight (48) hours prior to the Closing.

            (bb) A complete list of all advance room reservations, functions and the like, in reasonable detail so as to enable Purchaser to honor Seller's commitments in that regard.

            (cc) A list of Seller's outstanding accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due Seller.

            (dd) A list of all vendors and suppliers servicing the Hotels.

            (ee) All books, records, operating reports, appraisal reports, files and other materials in Seller's possession or control which are necessary in Purchaser's discretion to maintain continuity of operation of the Property.

            (ff) Written notice executed by Seller notifying all interested parties, including, without limitation, all tenants under any Occupancy Agreements, that the Property has been conveyed to Purchaser and directing that all payments, inquiries and the like be forwarded to Purchaser at the address to be provided by Purchaser.

            (gg) A current UCC Report showing no financing statements by Seller as Debtor covering the Property.

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            (hh) Executed originals of all Occupancy Agreements, Employment
Agreements and, to the extent available, Authorizations transferred or assigned to Purchaser at Closing as required hereunder.

            (ii) Evidence in writing that Seller and Manager have terminated the Management Agreements.

            (jj) If Purchaser makes the Management Election, the New Management Agreement.

            (kk) A termination of the lease agreement between Dunn Group of Indiana, as landlord, and Dunn Family Associates, LLP, as tenant.

            (ll) Any other document or instrument reasonably necessary or required to consummate the transactions contemplated by this Agreement.

      7.3 Purchaser's Deliveries. At the Closing, Purchaser shall deliver to Escrow Agent all of the following, each of which, if required, shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of Purchaser and shall be dated as of the Closing Date:

            (a) The portion of the Purchase Price described in Section 2.2 hereof.

            (b) The Assignment and Assumption Agreement.

            (c) The Assignment of Occupancy Agreements.

            (d) If Purchaser makes the Management Election, the New Management Agreement.

            (e) Any other document or instrument reasonably necessary or required to consummate the transactions contemplated by this Agreement.

      7.4 Mutual Deliveries. At the Closing, Purchaser and Seller shall mutually execute and deliver each to the other:

            (a) A final closing statement reflecting the Purchase Price and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

            (b) The Alcoholic Beverage Management Agreement and such other documents, instruments and undertakings as may be required by the liquor authorities of the State where the Property is located, or of any county or municipality or governmental entity having jurisdiction with respect to the transfer or issue of liquor licenses or alcoholic beverage licenses or permits for the Hotels, to the extent not theretofore executed and delivered.

            (c) Such other and further documents, papers and instruments as may be reasonably required by the parties hereto or their respective counsel.

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      7.5 Closing Costs. Except as is explicitly provided in this Agreement, each party hereto shall pay its own legal fees and expenses. The escrow fees, costs of title examination and the title insurance premium for the issuance of the Title Policy shall be shared equally between Seller and Purchaser. All filing fees for the Deeds shall be paid by Seller. All costs of supplying tax certificates to the title company shall be paid by Seller. The transfer, recording, sales or other similar taxes and surtaxes due with respect to the transfer of title shall be paid by Seller. Seller shall pay for all prepayment charges or other costs associated with the releases of any deeds of trust, mortgages and other financing encumbering the Property and for any costs associated with any corrective instruments. The UCC Searches, endorsements to the Title Policy and the costs of any Property inspections shall be paid by Purchaser. The Purchaser shall pay all costs and expenses associated with the Surveys, however, if the Closing is consummated, Purchaser shall be allowed a credit against the Purchase Price for such costs and expenses at Closing. All other costs (except any costs incurred by Seller for its own account) which are necessary to carry out the transactions contemplated hereunder shall be allocated between Purchaser and Seller in accordance with local custom in the jurisdiction in which the Property is located. Any and all costs incurred in obtaining a product improvement plan and related inspection fees with respect to the Franchise Agreements, including transfer fees with respect to the Franchise Agreements, shall be paid by Purchaser.

      7.6 Revenue and Expense Allocations. All revenues and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Seller and Purchaser as provided herein. Seller shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to but not including the date of Closing, and Purchaser shall be entitled to all revenue and shall be responsible for all expenses for the period of time from, after and including the date of Closing (provided that housekeeping costs and the Rooms Ledger for the date of Closing shall be shared equally between Purchaser and Seller). Such adjustments shall be shown on the closing statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the cash amount payable by Purchaser pursuant to Section 2.2 hereof. Without limiting the generality of the foregoing, the following items of revenue and expense shall be allocated at
Closing:

            (a) Current rents.

            (b) Real estate and personal property taxes.

            (c) Revenue and expenses under the Operating Agreements and Off-Site Facility Agreements to be assigned to and assumed by Purchaser.

            (d) Utility charges (including, but not limited to, charges for water, sewer and electricity).

            (e) Municipal or other governmental improvement liens, which shall be paid by Seller at Closing where the work has physically commenced, and which shall be assumed by Purchaser at Closing where the work has been authorized, but not physically commenced.

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            (f) Insurance premiums, to the extent required hereby.

            (g) License and permit fees, where transferable.

            (h) All other revenues and expenses of the Property, including, but not limited to, such things as restaurant, bar and meeting room income and expenses and the like.

            (i) The Rooms Ledger and housekeeping costs for the date of Closing (to be apportioned equally between Seller and Purchaser).

            (j) Such other items as are usually and customarily prorated between purchasers and sellers of hotel properties in the area where the Property is located.

Purchaser shall receive a credit against the Purchase Price for the total of (i) prepaid rents, (ii) prepaid room receipts and deposits, function receipts and deposits and other reservation receipts and deposits, (iii) unforfeited security deposits together with interest thereon held by Seller under Occupancy Agreements, and (iv) the value of any complimentary rooms (based upon the "rack" rate for each room) and any complimentary food or beverages (based upon the advertised rate for each food and beverage) provided by Seller from and after 6:00 a.m. on the Closing Date. At Closing, Seller shall sell to Purchaser in connection with the Hotels, and Purchaser shall purchase from Seller, at face value: (i) all petty cash funds in the hands of the Seller (or its manager) in connection with the Hotel guest operations at the Property; and (ii) the so-called "guest ledger" as mutually approved by Purchaser and Seller for the Hotels of guest accounts receivable payable to the Hotels as of the check out time for the Hotels on the Closing Date (based on guests and customers then using the Hotels) both (1) in occupancy from the preceding night through check out time the morning of the Closing Date, and (2) previously in occupancy prior to check out time on the Closing Date; provided, however, that the term "guest ledger" shall not include any accounts receivable which have been or are to be paid by any means other than a credit card. Purchaser shall not be obligated to purchase such non-credit card accounts receivable. For purposes of this Agreement, transfer or sale at face value shall have the following meanings: (i) for petty cash, an amount equal to the total of all petty cash funds on hand and transferred to Purchaser; and (ii) for the guest ledger, the total of all credit card accounts receivable as shown on the records of the Hotels, less actual collection costs (i.e., fees retained by credit card companies), less accounting charges for rooms furnished on a gratuity or complimentary basis to any hotel staff or as an accommodation to other parties and less Purchaser's one-half (-1/2) share of Rooms Ledger. The purchase price of said petty cash fund and guest ledger, as determined above, shall be paid to Seller at Closing by a credit to Seller in the computation of the adjustments and prorations on the Closing Date.

Seller shall pay or cause to be paid a prorate amount of the real property taxes for the Property due and payable in November 2004 based on the number of days Seller owned the Property in 2004 relative to the total number of days in 2004 up to the date such real property taxes are due and payable. Purchaser will pay all such taxes due and payable thereafter. All special assessments pending, levied or due and payable on or prior to the Closing Date shall be paid by Seller on or before the Closing Date. All subdivision and platting costs and expenses heretofore incurred by Seller, including, without limitation, all subdivision exactions, fees and costs and all

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

dedication of land for parks and other public uses or payment of fees in lieu thereof, shall be paid by Seller on or prior to the Closing Date.

Seller shall be required to pay or cause to be paid on or before the Closing Date any wages, vacation pay, sick leave, bonuses, pension, profit-sharing and welfare benefits and other compensation and fringe benefits of all persons employed at the Property on or before the Closing Date, including any employment taxes or other fees or assessments attributable thereto.

Seller shall be required to pay all sales, occupancy and liquor taxes and like impositions currently through the date of Closing and deliver copies of paid checks and applicable statements to Purchaser.

Seller shall be responsible for payments of amounts owing to third parties in respect of inventory and supplies ordered by Seller in respect of the Hotels prior to the Closing Date. Notwithstanding the foregoing, special purchases needed for future Advance Bookings which have been approved by Purchaser "in writing" and which relate to the period from and after Closing shall be the responsibility of Purchaser.

Purchaser shall not be obligated to collect any delinquent rents, accounts receivable or revenues accrued prior to the Closing Date for Seller, but if Purchaser collects same, such amounts shall be promptly remitted to Seller in the form received.

If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes), the parties shall allocate such revenue or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense. The obligation to make the adjustment shall survive the closing of the transaction contemplated by this Agreement. Any revenue received or expense incurred by Seller or Purchaser with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The proration provisions of this Agreement shall survive the closing of the transaction contemplated hereby for a period of twelve (12) months.

      7.7 Acquisition and Transfer of Inventory and Personal Property. As part of the Property and included in the Purchase Price, Seller agrees to transfer to Purchaser or its lessee, property manager or other designee (as Purchaser shall specify) all inventories of food and beverage and unused reserve stock (including in-use operating supplies) of linens, towels, paper goods, soaps, cleaning supplies, china, glassware, silverware and miscellaneous guest supplies, engineering cleaning supplies and the like at each Hotel (collectively, the "Inventory") and Personal Property.

      7.8 Product Improvement Plan Requirements. In determining the Purchase Price, the parties hereto have assumed that product improvement plan requirements imposed by the Franchisor under the Franchise Agreements in connection with the contemplated change of ownership ("PIPs") will not exceed $1,000,000.00 in the aggregate. If Purchaser's reasonable estimates of the final PIPs for all of the Franchisors exceed $1,000,000.00 in the aggregate, and

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Seller reasonably agrees with Purchaser's estimates, then the Seller will pay the excess over such $1,000,000.00 of up to $1,500,000.00. If however, such estimates exceed $1,500,000.00 in the aggregate, Purchaser shall have the right (prior to the expiration of the Study Period) to either (a) terminate this Agreement upon written notice to Seller, whereupon the Deposit shall be returned to Purchaser without any further obligations between the parties hereunder except for any provisions which expressly survive this Agreement, (b) continue this Agreement and pay the excess over $1,500,000.00, or (c) obtain a credit to the Purchase Price by the amount of such excess to which Seller reasonably agrees up to $1,500,000 (the "PIP Excess") and issue to Seller "Common Partnership Units" in Purchaser (as defined and described in the agreement of limited partnership of Purchaser), the number of which (at issuance in value equal to the PIP Excess) and terms regarding the issuance of such units to be governed by an amendment to this Agreement in form and substance reasonably satisfactory to Seller and Purchaser (and in compliance with any public company requirements imposed on Purchaser by applicable laws).

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.1 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, Seller shall give written notice thereof to Purchaser promptly after Seller learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold (except for any condemnation or sale which does not affect the Purchaser's ability to own and operate the Hotels), Purchaser shall have the right to either terminate this Agreement pursuant to Section 9.3 hereof or terminate the Hotel subject to such condemnation or sale whereupon the Purchase Price shall be reduced by the applicable Allocated Purchase Price. If Purchaser elects not to terminate this Agreement (or if a sale or condemnation occurs for which Purchaser is not entitled to terminate this Agreement), all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to Purchaser at Closing. Seller shall not settle or compromise any such proceeding without Purchaser's written consent. If Purchaser elects to terminate this Agreement in its entirety by giving Seller written notice thereof prior to the Closing, the Deposit shall be promptly returned to Purchaser and all rights and obligations of Seller and Purchaser hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

      8.2 Risk of Loss. The risk of any loss or damage to the Property prior to the Closing shall remain upon Seller. If any such loss or damage occurs prior to Closing, Purchaser shall have the right to terminate this Agreement pursuant to
Section 9.3 hereof or terminate the Hotel subject to such loss or damage whereupon the Purchase Price shall be reduced by the applicable Allocated Purchase Price. If Purchaser elects not to terminate this Agreement, all insurance proceeds and rights to proceeds arising out of such loss or damage shall be paid or assigned, as applicable, to Purchaser at Closing and Purchaser shall receive as a credit against the Purchase Price the amount of any deductibles under the policies of insurance covering such loss or damage. If Purchaser elects to terminate this Agreement in its entirety by giving Seller written notice thereof prior to the Closing, the Deposit shall be promptly returned to Purchaser and all

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

rights and obligations of Seller and Purchaser hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

      8.3 Broker. The parties acknowledge that Broker has been the procuring cause of this Agreement. It shall be the obligation of Seller to pay Broker its commission, when, as and if the transaction contemplated hereby actually closes, in accordance with a separate agreement between the Broker and Seller. There is no other real estate broker involved in this transaction. Purchaser warrants and represents to Seller that Purchaser has not dealt with any other real estate broker in connection with this transaction, nor has Purchaser been introduced to the Property or to Seller by any other real estate broker, and Purchaser shall indemnify Seller and hold Seller harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any other person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of having dealt with Purchaser, or as a result of having introduced Purchaser to Seller or to the Property. In like manner, Seller warrants and represents to Purchaser that Seller has not dealt with any other real estate broker in connection with this transaction, nor has Seller been introduced to Purchaser by any other real estate broker, and Seller shall indemnify Purchaser and save and hold Purchaser harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of having dealt with Seller in connection with this transaction. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

      8.4 Bulk Sale. It shall be the obligation of Seller to comply with any bulk sale requirements, statutes, laws, ordinances and regulations promulgated with respect thereto, if any, in the State in which the Property is located, or in or by any governmental entity having jurisdiction with respect thereto, and to provide proof of such compliance or proof that no such compliance is required, to Purchaser, at or prior to Closing. In any event, Seller shall indemnify Purchaser and save and hold Purchaser harmless from and against any claims, suits, demands, liabilities or obligations of any kind or nature whatsoever, including all costs of defending same, and reasonable attorneys' fees paid or incurred in connection therewith, arising out of or relating to any claim made by any third party or any liability asserted by any third party that any applicable bulk sales law or like statute has not been complied with. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

      8.5 Confidentiality. Except as hereinafter provided, from and after the execution of this Agreement, Purchaser and Seller shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to persons who "need to know," such as their respective officers, directors, employees, attorneys, accountants, engineers, surveyors, consultants, financiers, partners, investors, potential lessees and bankers and such other third parties whose assistance is required in connection with the consummation of this transaction. Notwithstanding the foregoing, it is acknowledged that Purchaser is, or is an affiliate of, a real estate investment trust (the "REIT"), and the REIT has and will seek to sell shares to the general public; consequently, Purchaser shall have the absolute and unbridled right to disclose any information regarding the transaction

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                                       39
contemplated by this Agreement required by law or as determined to be necessary or appropriate by Purchaser or Purchaser's attorneys to satisfy disclosure and reporting obligations of Purchaser or its affiliates.

      8.6 Seller's Accounts Receivable. It is expressly agreed by and between Purchaser and Seller that Seller is not hereby agreeing to sell to Purchaser, and Purchaser is not hereby agreeing to purchase from Seller, any of Seller's accounts receivable. All of Seller's accounts receivable shall be and remain the property of Seller, subsequent to the Closing of the transaction contemplated hereby. At the Closing, Seller shall prepare a list of its outstanding accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due to Seller. Purchaser shall hold any funds received by Purchaser explicitly designated as payment of such accounts receivable, in trust, if Purchaser actually collects any such amounts, and shall pay the monies collected in respect thereof to Seller at the end of each calendar month, accompanied by a statement showing the amount collected on each such account. After Closing, at Seller's sole cost and expense, upon two (2) business days notice to Purchaser, and without materially interfering with the business conducted by Purchaser at the Hotels, Seller may review the account receivable records of Purchaser to confirm any statements issued by Purchaser with respect to any Seller receivables collected by Purchaser. Other than the foregoing, Purchaser shall have no obligation with respect to any such account, and Purchaser shall not be required to take any legal proceeding or action to effect collection on behalf of Seller. It is generally the intention of Purchaser and Seller that although all of Seller's accounts receivable shall be and remain the property of Seller, still, if any such accounts are paid to Purchaser, then Purchaser shall collect same and remit to Seller in the manner above provided. Nothing herein contained shall be construed as requiring Purchaser to remit to Seller any funds collected by Purchaser on account of Purchaser's accounts receivable generated from Hotel operations, even if the person or entity paying same is also indebted to Seller.

                                   ARTICLE IX
                       LIABILITY OF PURCHASER AND SELLER;
             INDEMNIFICATION BY SELLER; DEFAULT; TERMINATION RIGHTS

      9.1 Liability of Purchaser and Seller. Except for obligations expressly assumed or agreed to be assumed by Purchaser hereunder, Purchaser is not assuming any obligations of Seller or any liability for claims arising out of any act, omission or occurrence which occurs, accrues or arises prior to the Closing Date, and Seller hereby indemnifies and holds Purchaser harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Purchaser as a result of (1) obligations of Seller not expressly assumed or agreed to be assumed by Purchaser hereunder, or (2) acts, omissions or occurrences which occur, accrue or arise prior to the Closing Date. Except as set forth in this Section 9.1 above, Purchaser hereby indemnifies and holds Seller harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Seller as a result of (1) obligations of Purchaser expressly assumed by Purchaser hereunder, or (2) acts, omissions or occurrences which first occur, accrue, or arise after the Closing Date. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

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

      9.2 Indemnification by Seller. Seller hereby indemnifies and holds Purchaser harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Purchaser, whether before or after Closing, as a result of any inaccuracy or breach by Seller of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Seller pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Seller has given Purchaser written notice prior to Closing of the untruth or inaccuracy or of which Purchaser otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing; provided, however, the foregoing knowledge limitation on Seller's indemnity shall not limit Purchaser's remedy described in Section 9.3(a)(ii) hereof. Notwithstanding anything herein contained to the contrary, Seller's indemnity set forth herein, shall survive the Closing Date for a period of one
(1) year thereafter, provided that Purchaser provides to Seller written notice within such one (1) year period of any damage, claim, loss, liability or expense which the Purchaser has determined has given or could give rise to a claim under this Section 9.2, and such notice contains a description of the nature and amount (actual or estimated) of any such claim, together with a statement as to the basis for Seller's liability. Any indemnity obligations of Seller hereunder shall be limited to $3,500,000.00 and Purchaser agrees not to make any indemnity claims hereunder against Seller until the aggregate of such claims exceeds $50,000.00. The provisions of this Section shall survive the Closing of the transaction contemplated hereby. If any third party shall notify Purchaser with respect to any matter (a "Claim") which may give rise to a claim for indemnification against Seller under this Section 9.2, then Purchaser shall promptly (and in any event within five (5) business days after receiving notice of the Claim) notify Seller thereof in writing. Seller will have the right at any time to assume and thereafter conduct the defense of the Claim with counsel of Seller's choice reasonably satisfactory to Purchaser; provided, however, that Seller will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of Purchaser (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon Purchaser. Unless and until Seller assumes the defense of the Claim as provided hereinabove, however, Purchaser may defend against the Claim in any manner Purchaser reasonably may deem appropriate. In no event will Purchaser consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of Seller (not to be unreasonably withheld).

      9.3 Default by Seller/Failure of Conditions Precedent. If any condition set forth herein for the benefit of Purchaser cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Purchaser to terminate this Agreement and its obligations hereunder, and if Seller fails to cure any such matter or satisfy that condition within ten (10) business days after notice thereof from Purchaser (or such other time period as may be explicitly provided for herein), Purchaser, at its option, may elect (a) to terminate this Agreement in its entirety, in which event (i) the Deposit shall be promptly returned to Purchaser, (ii) if the condition which has not been satisfied is a material breach of a representation, warranty or covenant, then Seller shall be obligated upon demand to reimburse Purchaser for Purchaser's actual out-of-pocket inspection, financing and other costs related to Purchaser's entering into this Agreement, inspecting the Property and preparing for a Closing of the transaction contemplated hereby, including, without limitation, Purchaser's attorneys' fees incurred in connection with the

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

preparation, negotiation and execution of this Agreement and in connection with Purchaser's due diligence review, audits and preparation for a Closing, in an amount not to exceed $200,000.00 in the aggregate, and (iii) all other rights and obligations of Seller and Purchaser hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately; or (b) elect to proceed to Closing. If Purchaser elects to proceed to Closing and there is either a material misrepresentation or material breach of a warranty by Seller (other than a material breach of a representation or warranty of which Purchaser had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing) or the material breach of a covenant by Seller or a material failure by Seller to perform its obligations hereunder, Purchaser shall retain all remedies accruing as a result thereof, including, but not limited to the remedy of specific performance of Seller's covenants and obligations and the remedy of the recovery of all reasonable damages resulting from Seller's breach of warranty or covenant.

      9.4 Default by Purchaser/Failure of Conditions Precedent. If any condition set forth herein for the benefit of Seller (other than a default by Purchaser) cannot or will not be satisfied prior to Closing, and if Purchaser fails to satisfy that condition within ten (10) business days after notice thereof from Seller (or such other time period as may be explicitly provided for herein), Seller may, at its option, elect either (a) to terminate this Agreement in which event the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (b) to waive its right to terminate, and instead, to proceed to Closing. If, prior to Closing, Purchaser defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and Purchaser fails to cure any such default within ten (10) business days after notice thereof from Seller, then Seller's sole remedy for such default shall be to terminate this Agreement and retain the Deposit. Seller and Purchaser agree that, in the event of such a default, the damages that Seller would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, Seller and Purchaser agree that, Seller shall retain the Deposit as full and complete liquidated damages and as Seller's sole remedy.

      9.5 Costs and Attorneys' Fees. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

      9.6 Limitation of Liability. Notwithstanding anything herein to the contrary, except in the case of fraud by either party, the liability of each party hereto resulting from the breach or default by either party shall be limited to actual damages incurred by the injured party and except in the case of fraud by either party, the parties hereto hereby waive their rights to recover from the other party consequential, punitive, exemplary, and speculative damages. The provisions of this Section 9.6 shall survive the Closing of the transaction contemplated hereby.

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

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

      10.1 Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

      10.2 Assignments. Purchaser may assign all or any portion of its rights hereunder to one or more Affiliates of Purchaser without the consent of Seller; however, any such assignment shall not relieve Purchaser of its obligations under this Agreement.

      10.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      10.4 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

      10.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the state where the Property is located.

      10.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

      10.7 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      10.8 Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees of attorneys, engineers and accountants.

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

      10.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

     If to Seller:             Dunn Hospitality Group, LLC
                               100 South Green River Road
                               Evansville, Indiana  47715
                               Attn: John Dunn
                               Telecopy: _________________________________


     With a copy to:           Merritt & Tenney LLP
                               Suite 500, 200 Galleria Parkway, N.W.
                               Atlanta, Georgia 30339
                               Attn: James F. Tenney
                               Telecopy: 770.952.0028

     If to Purchaser:          Ashford Hospitality Limited Partnership
                               c/o Ashford Hospitality Trust, Inc.
                               14185 Dallas Parkway
                               Suite 1100
                               Dallas,  Texas  75254
                               Attn: David A. Brooks and Christopher A. Peckham
                               Telecopy: (972) 490-9605

     With a copy to:           Andrews Kurth LLP
                               1717 Main Street, Suite 3700
                               Dallas, Texas  75201
                               Attn: Brigitte Kimichik
                               Telecopy: (214) 659-4777

     If to Escrow Agent:       Chicago Title Insurance Company
                               711 Third Avenue, 5th Floor
                               New York, New York 10017
                               Attn: Sie Cheung
                               Telecopy: (214) 880-9623

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section.

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

      10.10 Escrow Agent. Escrow Agent referred to in the definition thereof contained in Section 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct or gross negligence; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed Escrow Agent to comply with said time limit; (e) for the default, error, action or omission of either party to the escrow. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Deposit or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may, if such Escrow Agent so elects, interplead the matter by filing an interpleader action in a court of general jurisdiction in the county or circuit where the Real Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, or deposit any such documents with respect to which there is a dispute in the Registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

      10.11 Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof. Notwithstanding the foregoing, Seller and Purchaser agree that to the extent any of the exhibits or schedules are not attached hereto on the date of execution of this Agreement, the parties hereto shall use their best efforts to complete and agree to such exhibits and schedules within ten (10) days after execution of this Agreement. With respect to Schedule 10 attached hereto, Seller shall have the right to supplement such schedule within the herein referenced ten (10) day period, upon written notice thereof to Purchaser.

      10.12 Survival. All of the covenants and agreements of Seller and Purchaser made in, or pursuant to, this Agreement shall survive Closing and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith.

      10.13 Further Assurances. Seller and Purchaser each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

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

      10.14 No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Seller and Purchaser specifically established hereby.

      10.15 Time of Essence. Time is of the essence with respect to every provision hereof.

      10.16 Signatory Exculpation. The signatory(ies) for Purchaser and Seller is/are executing this Agreement in his/their capacity as representative of Purchaser and Seller and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it.

      10.17 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

            (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

            (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

            (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

            (e) As used herein, the term "Seller" shall mean the entities listed in the opening paragraph of this Agreement, however, any representations, warranties and covenants made by Seller herein are deemed to apply only to what is owned and to be sold by such Seller.

            (f) As used herein, the term or phrases "Effective Date," "date of this Agreement" or "date hereof" shall mean the first date Escrow Agent is in receipt of this Agreement executed by Seller and Purchaser.

  [Remainder of page intentionally left blank - signatures follow on next page]

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

      IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed in their names by their respective duly authorized representatives.

                               SELLER:

                               DUNN FAMILY ASSOCIATES, LLP, an Indiana limited liability partnership

                               By: /s/: JOHN M. DUNN
                                   --------------------
                               Name: John M. Dunn
                               Title: Manager

                               Date of Execution: May 19, 2004

                               HOTEL INVESTMENT, LLC, an Indiana limited liability company

                               By: /s/: JOHN M. DUNN
                                   --------------------------------
                               Name: John M. Dunn
                               Title: Manager

                               Date of Execution: May 19, 2004

                               ENCORE HOTEL OF BLOOMINGTON, INC., an Indiana corporation

                               By: /s/: JOHN M. DUNN
                                   ----------------------------------
                               Name: John M. Dunn
                               Title: President

                               Date of Execution: May 19, 2004

                               ENCORE HOTEL OF TERRE HAUTE, LLC, an Indiana limited liability company

                               By: /s/: JOHN M. DUNN
                                   -----------------------------------
                               Name: John M. Dunn
                               Title: Manager
                               Date of Execution: May 19, 2004

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

                               ENCORE RESIDENTIAL HOTEL OF EVANSVILLE, LLC, an Indiana limited liability company

                               By: /s/: JOHN M. DUNN
                                   ------------------------------
                               Name: John M. Dunn
                               Title: Manager

                               Date of Execution: May 19, 2004

                               ENCORE HOTEL OF COLUMBUS, LLC, an Indiana limited liability company

                               By: /s/: JOHN M. DUNN
                                   --------------------------------
                               Name: John M. Dunn
                               Title: Manager

                               Date of Execution: May 19, 2004

                               ENCORE HOTEL OF HORSE CAVE, LLC, a limited liability company

                               By: /s/: JOHN M. DUNN
                                   --------------------
                               Name: John M. Dunn
                               Title: Manager

                               Date of Execution: May 19, 2004

                               ENCORE HOTEL OF PRINCETON II, LLC, an Indiana limited liability company

                               By: /s/: JOHN M. DUNN
                                   ---------------------------------
                               Name: John M. Dunn
                               Title: Manager

                               Date of Execution: May 19, 2004

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

                               ENCORE DUNN HOSPITALITY GROUP, LLC, an
                               Indiana limited liability company

                               By: /s/: JOHN M. DUNN
                                   ----------------------------
                               Name: John M. Dunn
                               Title: Manager

                               Date of Execution: May 19, 2004

                               PURCHASER:

                               ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

                               By: Ashford OP General Partner, LLC,
                                   a Delaware limited liability company

                                   By: /s/ DAVID A. BROOKS
                                       ----------------------------
                                   Name: David A. Brooks
                                   Title: Vice President

                                          Date of Execution: May 19, 2004

                              ESCROW AGENT:

                              Chicago Title Insurance Company (Escrow Agent hereby acknowledges receipt of a fully executed Agreement from both Seller and Purchaser for purposes of Sections 10.10 and 10.17 hereof.)

                              By: /s/ FRANNY TRATAROS
                                  ----------------------------
                              Name: Franny Trataros
                              Title: Vice President
                              Date: May 20, 2004

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO

                             RECEIPT OF ESCROW AGENT

      Chicago Title Insurance Company, as Escrow Agent, acknowledges receipt of the sum of $300,000.00 by check or by wire transfer from Purchaser as described in Section 2.2 of the foregoing Agreement of Purchase and Sale, said check or wire transfer to be held pursuant to the terms and provisions of said Agreement.

      DATED this 24th day of May, 2004.

                                     CHICAGO TITLE INSURANCE COMPANY

                                     By: /s/ FRANNY TRATAROS
                                         ----------------------------------
                                     Name: Franny Trataros
                                     Title: Vice President

AGREEMENT OF PURCHASE AND SALE
ASHFORD/DUNN PORTFOLIO

                                       50